                                                                  EXECUTION COPY







                              AMENDED AND RESTATED

                      LEASE RECEIVABLES PURCHASE AGREEMENT

                           Dated as of March 31, 2000

                                      among

                            HPSC BRAVO FUNDING CORP.,

                                    as Seller

                                   HPSC, INC.,

                                   as Servicer

                        TRIPLE-A ONE FUNDING CORPORATION

                                       and

                     CAPITAL MARKETS ASSURANCE CORPORATION,

                  as Administrative Agent and Collateral Agent

                                TABLE OF CONTENTS

ARTICLE I.........................................................................................................1

DEFINITIONS.......................................................................................................1
   SECTION 1.01  Certain Definitions..............................................................................1
   SECTION 1.02.  Accounting Terms................................................................................1
   SECTION 1.03.  Other Terms.....................................................................................2
   SECTION 1.04.  Computation of Time Periods.....................................................................2

ARTICLE II........................................................................................................2

AMOUNT AND TERMS OF THE PURCHASES.................................................................................2
   SECTION 2.01.  Receivables Purchase Facility...................................................................2
   SECTION 2.02.  Making Purchases from the Seller................................................................3
   SECTION 2.03.  Reduction of Facility Limit.....................................................................5
   SECTION 2.04.  Settlement Procedures...........................................................................5
   SECTION 2.05.  Payments and Computations, Etc..................................................................6
   SECTION 2.06.  Compensation....................................................................................7
   SECTION 2.07.  Dividing or Combining of Capital and Fixed Periods..............................................7
   SECTION 2.08.  Increased Costs, Capital Adequacy...............................................................7
   SECTION 2.09.  Taxes...........................................................................................8
   SECTION 2.10.  Fees............................................................................................9
   SECTION 2.11.  Grant of Security Interest in Equipment Collateral..............................................9

ARTICLE III......................................................................................................10

CONDITIONS OF PURCHASES..........................................................................................10
   SECTION 3.01.  Conditions Precedent to Initial Receivables Purchase...........................................10
   SECTION 3.02.  Conditions Precedent to Each Receivables Purchase..............................................11

ARTICLE IV.......................................................................................................13

REPRESENTATIONS AND WARRANTIES...................................................................................13
   SECTION 4.01.  Representations and Warranties of the Seller...................................................13

ARTICLE V........................................................................................................18

GENERAL COVENANTS................................................................................................18
   SECTION 5.01.  Affirmative Covenants of the Seller............................................................18
   SECTION 5.02.  Reporting Requirements of the Seller...........................................................22
   SECTION 5.03.  Negative Covenants of the Seller...............................................................23


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
ARTICLE VI.......................................................................................................26

ADMINISTRATION AND COLLECTION....................................................................................26
   SECTION 6.01.  Designation of Servicer........................................................................26
   SECTION 6.02.  Duties of the Servicer.........................................................................27
   SECTION 6.03.  Rights of the Collateral Agent.................................................................29
   SECTION 6.04.  Further Action Evidencing Transfers............................................................29
   SECTION 6.05.  Responsibilities of the Seller.................................................................30
   SECTION 6.06.  Administration of Collections by Servicer......................................................30
   SECTION 6.07.  Application of Collections.....................................................................31
   SECTION 6.08.  Servicing Fee..................................................................................31
   SECTION 6.09.  Resignation; Successor Servicer................................................................31
   SECTION 6.10.  Lock-Box Accounts; Collection Account..........................................................32
   SECTION 6.11.  Collection Account.............................................................................32

ARTICLE VII......................................................................................................35

WIND-DOWN EVENTS; REMEDIES.......................................................................................35
   SECTION 7.01.  Wind-Down Events...............................................................................35
   SECTION 7.02.  Remedies.......................................................................................37

ARTICLE VIII.....................................................................................................37

INDEMNIFICATION; REPURCHASES.....................................................................................37
   SECTION 8.01.  Indemnities by the Seller......................................................................37

ARTICLE IX.......................................................................................................41

MISCELLANEOUS....................................................................................................41
   SECTION 9.01.  Amendments, Etc................................................................................41
   SECTION 9.02.  Notices, Etc...................................................................................41
   SECTION 9.03.  No Waiver; Remedies............................................................................41
   SECTION 9.04.  Binding Effect; Assignability..................................................................41
   SECTION 9.05.  GOVERNING LAW; WAIVER OF JURY TRIAL............................................................42
   SECTION 9.06.  Costs, Expenses and Taxes......................................................................43
   SECTION 9.07.  Execution in Counterparts; Severability........................................................43
   SECTION 9.08.  No Bankruptcy Petition Against Triple-A........................................................43
   SECTION 9.09.  Reference to and Effect on Prior LRPA and Credit Agreement.....................................43


                                       ii

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                                   APPENDICES

                           APPENDIX A DEFINITIONS LIST


                                LIST OF EXHIBITS


EXHIBIT A       Form of Sale Notice

EXHIBIT B       Form of Opinion of Counsel

EXHIBIT C       Form of Officer's Certificate

EXHIBIT D       List of Offices of Originator Where Records Are Kept

EXHIBIT E       Form of Interest Rate Hedge Assignment


EXHIBIT F       Historical Static Loss Data

                                                                  EXECUTION COPY


                              AMENDED AND RESTATED

                      LEASE RECEIVABLES PURCHASE AGREEMENT

     THIS AMENDED AND RESTATED LEASE RECEIVABLES PURCHASE AGREEMENT, dated as of March 31, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "TRIPLE-A PURCHASE AGREEMENT"), is entered into by and among HPSC BRAVO FUNDING CORP., a Delaware corporation, as Seller (the "SELLER"), HPSC, INC., a Delaware corporation, as Servicer (the "SERVICER"), TRIPLE-A ONE FUNDING CORPORATION, a Delaware corporation ("TRIPLE-A") and CAPITAL MARKETS ASSURANCE CORPORATION, a New York stock insurance company ("CAPMAC"), as Collateral Agent and as Administrative Agent (in such capacities, the "COLLATERAL AGENT" or the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:

     WHEREAS, the Seller, the Servicer, Triple-A, and CapMAC are parties to that certain Lease Receivables Purchase Agreement, dated as of October 18, 1996 (as amended, the "Prior LRPA"); and

     WHEREAS, the Seller, the Servicer, Triple-A, and CapMAC desire to amend and restate the Prior LRPA in certain respects;

     NOW, THEREFORE, the Seller, the Servicer, Triple-A, and CapMAC have agreed to amend and restate the Prior LRPA in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01 CERTAIN DEFINITIONS. As used in this Triple-A Purchase Agreement or any certificate or other document made or delivered pursuant hereto or thereto, the capitalized terms used herein and therein shall, unless otherwise defined herein or therein, have the meanings assigned to them in the Definitions List attached hereto as Appendix A, the terms of which are incorporated herein by reference (the "DEFINITIONS LIST"). Any reference in the Facility Documents to a note, instrument, or other agreement substantially in the form of Exhibit K-1, K-2, K-3, or K-4 to the Purchase Agreement, as applicable, shall mean and be a reference to a note, instrument or other agreement in substantially one of the forms included in such Exhibit.

     SECTION 1.02. ACCOUNTING TERMS. As used herein and in any certificate or other document made or delivered pursuant hereto and thereto, accounting terms not defined in the Definitions List and accounting terms partly defined in the Definitions List to the extent not defined, shall have the respective meanings given to them under GAAP.

     SECTION 1.03. OTHER TERMS. (a) All other undefined terms contained in this Triple-A Purchase Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

     (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Triple-A Purchase Agreement shall refer to this Triple-A Purchase Agreement as a whole and not to any particular provision of this Triple-A Purchase Agreement, and Section, subsection, Schedule and Exhibit references are to this Triple-A Purchase Agreement unless otherwise specified.

     (c) Capitalized terms used herein shall be equally applicable to both the singular and plural forms of such terms.

     SECTION 1.04. COMPUTATION OF TIME PERIODS. In this Triple-A Purchase Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall each mean "to but excluding."

                                   ARTICLE II

                        AMOUNT AND TERMS OF THE PURCHASES

     SECTION 2.01. RECEIVABLES PURCHASE FACILITY. Triple-A shall subject to the terms and conditions hereinafter set forth, make purchases of Receivables ("RECEIVABLES PURCHASES") from time to time on any Settlement Date (except that the initial Receivables Purchase may be on a date other than a Settlement Date) during the period from the date the conditions precedent in SECTION 3.01 are satisfied to the Termination Date. Notwithstanding the foregoing, if, at any time, two or more of the individuals who held the positions of Chief Executive Officer, Chief Financial Officer and President of the Servicer as of April 30, 1998 no longer remain actively involved in the day-to-day management of the Servicer, then Triple-A is no longer required to, but may, in its sole discretion, make Receivables Purchases. Each Receivables Purchase shall constitute an assignment and sale by the Seller, and a purchase and acquisition by Triple-A of Purchased Assets, including, without limitation, Designated Receivables identified as Eligible Receivables by the Seller, and Related Security and Collections with respect thereto. Under no circumstances shall Triple-A make any Receivables Purchase if, after giving effect to such Receivables Purchase, the aggregate outstanding Capital hereunder would exceed the least of (i) the Facility Limit, (ii) the Capital Limit, or (iii) the sum, on such Receivables Purchase Date, of (a) the net proceeds from the sale of Commercial Paper PLUS (b) the proceeds of Advances. The Capital Limit in effect on any date shall be determined by reference to the most recent Settlement Report delivered by the Seller to Triple-A in accordance with SECTION 5.02(f) hereof (i) as adjusted on the most recent Settlement Date to reflect additional Eligible Receivables sold on such Settlement Date since the delivery of such Settlement Report and (ii) as adjusted on any other date of determination to eliminate from the Discounted Eligible Receivables Balance any Receivables which were Eligible Receivables as of the dates reflected in the Settlement Report but which no longer satisfy the criteria for Eligible Receivables. It is the intention of the parties hereto that each Receivables Purchase to be made


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hereunder shall constitute either (i) a "sale of accounts or chattel paper", as such term is used in Article 9 of the UCC, or (ii) a sale of "instruments", as such term is used in Article 9 of the UCC. If at any time a court characterizes the transactions hereunder as loans by Triple-A to the Seller, then the Seller hereby pledges, grants a security interest in and assigns to the Collateral Agent, for the benefit of Triple-A, all of the right and title to and interest in the Purchased Assets, including the Purchased Receivables and the Related Security, Collections and Equipment related thereto, as security for such loans and for the payment and performance of all obligations of the Seller hereunder.

     SECTION 2.02. MAKING PURCHASES FROM THE SELLER.

     (a) SALE NOTICE. Whenever the Seller wishes to sell Receivables hereunder, it shall deliver to Triple-A a notice ("SALE NOTICE") in substantially the form of EXHIBIT A hereto no later than 10:00 A.M. (New York City time) on the Business Day immediately prior to the proposed Receivables Purchase Date; PROVIDED that, in the case of any Capital funded as part of a Receivables Purchase with respect to which Yield is to be calculated at the Eurodollar Rate, such Sale Notice must be given not later than 10:00 A.M. (New York City time) at least three (3) Business Days prior to the proposed Receivables Purchase Date. Each Sale Notice shall be by telephone, telex, telecopy, cable or other facsimile transmission (in the case of any such Sale Notice by telephone, confirmed immediately in writing) and shall specify therein the (i) aggregate initial Capital to be funded in connection with such Receivables Purchase, (ii) the date of such Receivables Purchase and (iii) the duration of the initial Fixed Period(s) for such Capital. In addition to the foregoing, the Seller shall indicate which Receivables subject to such Sale Notice are Designated Receivables and which Receivables subject to such Sale Notice are Non-Designated Receivables.

     (b) AMOUNT OF PURCHASED ASSETS; DEFERRED PURCHASE PRICE. The consideration for each Receivables Purchase shall consist of the Capital funded under this Agreement and the obligation of the Purchaser to remit to the Seller the Deferred Purchase Price. The amount of the Deferred Purchase Price shall be initially computed as of the opening of business of the Collection Agent on the date of the initial Receivables Purchase hereunder. Thereafter until the Termination Date, the amount of the Deferred Purchase Price shall be automatically recomputed as of the close of business of the Collection Agent on each day on which the aggregate Capital hereunder is increased or decreased or on which any funds are remitted to the Seller in satisfaction thereof under clause (v) of SECTION 6.11(b). From and after the Termination Date until the Collection Date, the Deferred Purchase Price shall be automatically recomputed on each Business Day to reflect any reductions in the amount hereof on account of accrued Yield, Carrying Costs, or other amounts owed by (or paid on behalf of) the Seller under this Agreement. The Purchased Assets shall become zero at such time as Triple-A shall have recovered the aggregate outstanding Capital and shall have received all other amounts payable to Triple-A pursuant to this Triple-A Purchase Agreement and the Seller has received payment of the Deferred Purchase Price. The Purchased Assets and the Deferred Purchase Price shall each remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. Triple-A shall, in consideration of the sale of the Purchased Assets, from and after the Collection Date, remit to the


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Seller with the proceeds of Collections in respect of the Purchased Assets, in satisfaction of the Deferred Purchase Price; PROVIDED that, from and after the date that the Outstanding Balance of the Purchased Receivables is less than or equal to 10% of the Outstanding Balance of the Purchased Receivables as of the Termination Date, the Administrative Agent may, in lieu of continuing to make such remittances, by at least three (3) Business Days' prior written notice to the Seller, reassign to the Seller all of Triple-A's right, title and interest in and to the Purchased Assets in full satisfaction of the Deferred Purchase Price. It is expressly understood and agreed that the Deferred Purchase Price shall be payable solely through Collections and other proceeds of the Purchased Assets and that none of Triple-A, the Administrative Agent, the Collateral Agent nor any Liquidity Bank shall have any personal liability for the payment of the Deferred Purchase Price.

     (c) SELECTION OF FIXED PERIODS. Promptly upon receiving each Sale Notice, the Administrative Agent shall, following its review of the Seller's proposal, select Fixed Periods for all Capital so that all outstanding Capital is at all times allocated to a Fixed Period (it being understood that if the Seller does not propose a specific Fixed Period, the Administrative Agent shall select such Fixed Period in its discretion). The initial Fixed Period for any Capital shall be specified in the Sale Notice described in SUBSECTION (A) hereof. At least one Business Day prior to the last day of each Fixed Period for any Capital allocated to such Fixed Period, the Seller shall request new Fixed Periods for such Capital; PROVIDED that, in the case of any Fixed Period for Capital for which Yield is to be determined by reference to the Eurodollar Rate, such request shall be given not later than 10:00 A.M. (New York City time) at least three (3) Business Days prior to the last day of the relevant Fixed Period. The Administrative Agent shall, on the date of any Receivables Purchase hereunder and, so long as any Capital related to such Receivables Purchase is outstanding, on the first day of each successive Fixed Period for such Capital, notify the Collateral Agent and the Seller of the duration of the relevant Fixed Period and the Yield which will be applicable to the Capital during such Fixed Period. Any Fixed Period that commences before the Termination Date and would otherwise end on a date occurring after the Termination Date shall end on the Termination Date and the duration of any Fixed Period that commences on or after the Termination Date shall be of such duration as shall be selected by the Administrative Agent. In addition, if a CP Disruption shall have occurred and be continuing, Triple-A, or the Administrative Agent on its behalf, may, upon notice to the Originator and the Seller, terminate any Fixed Period then in effect if Triple-A has funded the Capital allocated to such Fixed Period by issuing Commercial Paper. All outstanding Capital shall be assigned a Fixed Period at all times, which Fixed Periods will be limited as set forth in the definition thereof.

     (d) FUNDING. Triple-A shall, before 3:00 P.M. (New York City time) on the proposed Receivables Purchase Date of each Receivables Purchase, subject to the applicable conditions set forth in ARTICLE IV, make available to the Seller a wire transfer of such funds to the Seller in accordance with the Seller's written wire transfer instructions.

     SECTION 2.03. REDUCTION OF FACILITY LIMIT. The Seller shall have the right, at any time upon at least three (3) Business Days' notice to Triple-A, to terminate in whole or reduce in part the unused portion of the Facility Limit in a minimum amount of $10,000,000 and


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increments of $1,000,000 in excess thereof; PROVIDED that if the aggregate of the simultaneous reductions in the Facility Limit hereunder and under the Credit Agreement satisfy such test, the Seller may reduce the unused portion of the Facility Limit hereunder in a minimum amount of $3,000,000 and increments of $600,000 in excess thereof; PROVIDED, that in no event shall the Facility Limit be reduced to less than the amount of Capital then outstanding. Any such termination shall be without premium or penalty of any kind, except for any indemnification which may be owed in connection with such termination pursuant to SECTION 2.06 and SECTION 8.01.

          SECTION 2.04. SETTLEMENT PROCEDURES.

          (a) Any Collections of Purchased Receivables received (or deemed to have been received) by the Seller shall be remitted directly to Triple-A by depositing such Collections in the Lock-Box Account within one Business Day of Seller's receipt (or deemed receipt) thereof. On each Payment Date, the Seller shall pay to Triple-A (i) Yield on all outstanding Capital the Fixed Period for which ends on such date PLUS (ii) the CP Dealer Fees, if any, on any Commercial Paper maturing on such date and raised to fund such Capital.

          (b) On each Settlement Date to occur prior to the Designated Termination Date, the Seller shall either:

          (i) if Triple-A has consented thereto, sell additional Receivables hereunder in accordance with the procedures and subject to the conditions set forth in SECTION 2.01 such that, immediately following such Receivables Purchase, the Capital Limit equals or exceeds outstanding Capital, in which event the Collateral Agent shall, subject to the order of priority set forth in SECTION 6.11(b), remit the Collections so set aside to the Seller in consideration of the purchase price for such Receivables Purchase; or

          (ii) if Triple-A has not consented to such additional purchase, out of the Collections so set aside, direct the Collateral Agent to remit to the Administrative Agent, subject to the order of priority set forth in SECTION 6.11, an amount of such Collections to be applied toward the reduction of outstanding Capital such that, following the application of such Collections to outstanding Capital, the Capital Limit equals or exceeds the outstanding Capital.

          (c) On each Payment Date from and after the Designated Termination Date, the Seller shall direct the Collateral Agent to distribute to the Administrative Agent for the benefit of Triple-A, to be applied toward the reduction of outstanding Capital, all Collections so set aside but not to exceed the sum of (i) the Capital allocated to such Fixed Period, (ii) all accrued and unpaid Yield thereon, and (iii) the aggregate of all other amounts owed hereunder by the Seller to Triple-A and/or the Administrative Agent, all as more fully set forth in SECTION 6.11.

          (d) If on any day the Outstanding Balance of any Purchased Receivable is either (i) reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed merchandise, any defective or rejected services, any cash discount or any other


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adjustment made or performed by the Seller or any other Person (including, without limitation, those described in the definition of "DILUTION FACTORS"), or
(ii) reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof against the Seller or any other Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Seller shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of such reduction, cancellation or adjustment. If on any day any of the representations or warranties in SECTION 4.01(g) is no longer true with respect to a Purchased Receivable or if the Seller has breached its obligations under SECTION 5.01(j), then the Seller shall be deemed to have received on such day a Collection of such Purchased
Receivable: (x) if such representation, warranty or covenant relates to the non-existence of any Adverse Claims, the Seller shall be deemed to have received a Collection of such Purchased Receivable in the dollar amount of the Adverse Claims attaching thereto and (y) if such representation or warranty relates to the validity or perfection of the transfer of such Purchased Receivable under this Triple-A Purchase Agreement or the perfection of Triple-A's security interest in any Equipment as against the Obligor thereunder, then the Seller be deemed to have received a Collection of such Purchased Receivable in an amount equal to the Outstanding Balance thereof. To the extent that any such deemed Collection reduces the Outstanding Balance of such Purchased Receivable to zero, then, upon the Seller's payment to the Collateral Agent of such deemed Collection, the Collateral Agent shall re-assign to the Seller all of its right, title and interest in and to the relevant Purchased Receivable, the Contract under which such Purchased Receivable arose and the Related Security relating thereto.

          (e) Although the Originator, the Seller and Triple-A agree that the Originator shall have no right to so terminate, reject or not assume a Contract, if the Originator in its capacity as Servicer (or its successor in interest, including a trustee appointed under the Bankruptcy Code) terminates, rejects or does not assume a Contract, in whole or in part, prior to the expiration of the original term of such Contract, whether such rejection, termination or non-assumption is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law (including, without limitation, Section 365 of the Bankruptcy Code), then (i) the Seller shall be deemed to have received Collections with respect to Purchased Receivables arising under such Contract in an amount equal to (A) in the event of a prepayment or termination consented to by the Originator at the Obligor's request, the excess, if any, of the Termination Amount over all amounts paid by the Obligor on account of such termination or (B) in the event of any other rejection or non-assumption, the amount, of the Outstanding Balance thereof that has not been, or may not be paid as a result of such rejection, termination or non-assumption. Upon the Seller's payment of any such deemed Collections described in this SECTION 2.05(e), the Collateral Agent shall re-assign to the Seller all of its right, title and interest in and to the relevant Purchased Receivable or Purchased Receivables, the Contracts under which such Purchased Receivable(s) arose and the Related Security relating thereto.

          SECTION 2.05. PAYMENTS AND COMPUTATIONS, ETC. All amounts to be paid or deposited by the Seller hereunder shall be paid or deposited by the Seller in immediately available funds to Triple-A not later than 1:00 P.M. (New York City time) on the date on which payable. Payments received by Triple-A after such time shall be deemed to have been received on the next Business Day. All payments by the Seller under this Triple-A Purchase Agreement


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shall be made without setoff, deduction or counterclaim and the Seller agrees to pay on demand any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Triple-A Purchase Agreement. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next applicable Business Day and interest shall be payable at the applicable rate during such extension;
PROVIDED, that if such extension would be inconsistent with one of the provisions set forth in the definition of "Fixed Period", then such provision shall control.

          SECTION 2.06. COMPENSATION. The Seller shall compensate Triple-A, upon its written request, for all losses, expenses and liabilities, including, without limitation, any indemnification payments owed by Triple-A pursuant to the Liquidity Agreement, on account of any liquidation or reemployment of deposits or other funds acquired by such party to make, fund or maintain Capital hereunder, (i) if for any reason a Receivables Purchase does not occur on a date specified therefor in the Sale Notice; (ii) if for any reason any payment, prepayment or conversion of any Capital occurs on a date which is not the last day of the Fixed Period for such Capital or (iii) as a consequence of any required conversion of any Eurodollar Rate Advance prior to the last day of the Fixed Period for the relevant Capital. Any request for compensation under this
SECTION 2.06 shall be accompanied by a copy of a statement from Triple-A setting forth in reasonable detail the basis for requesting compensation and the determination of the amount thereof in such statement shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.07. DIVIDING OR COMBINING OF CAPITAL AND FIXED PERIODS. The Seller may, on notice to and with the consent of the Administrative Agent received at least one Business Day prior to the last day of any Fixed Period, either (a) divide such Capital so as to allocate such Capital to two or more Fixed Periods, or (b) combine such Capital with other Capital originating on such last day or having Fixed Periods ending on such last day so as to allocate all such Capital to a single Fixed Period. On and after the Termination Date, the Administrative Agent shall have the right to divide and/or combine Capital for purposes of allocation to Fixed Periods in any manner which it may select in its sole discretion.

          SECTION 2.08. INCREASED COSTS, CAPITAL ADEQUACY.

          (a) If, after the date hereof due to either (i) the introduction of or any change in or to the interpretation of any law or regulation by the governmental authority that promulgated or administers compliance with such law or regulation (other than laws or regulations with respect to income taxes or any change by way of imposition or increase of reserve requirements included in the Eurodollar Reserve Percentage) or (ii) the compliance with any guideline or request from any central bank or other governmental authority or similar agency (whether or not having the force of law), and taking into account the obligations of the Liquidity Banks under the Liquidity Agreement and otherwise in connection with Triple-A's asset-supported financing business, any reserve or deposit or similar requirement shall be imposed, modified or deemed applicable or, any basis of taxation shall be changed or any other



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condition shall be imposed, and there shall be any increase in the cost to
Triple-A (either directly or indirectly through any increase in the costs to the Liquidity Banks) of making, funding, or maintaining Receivables Purchases or in the cost to Triple-A of agreeing to make, fund, or maintain Receivables Purchases (including the reduction of any sum received or Receivable hereunder), then the Seller shall from time to time, upon demand by Triple-A by the submission of the certificate described below, pay to Triple-A additional amounts sufficient to compensate Triple-A for such increased cost. A certificate setting forth in reasonable detail the amount of such increased cost submitted to the Seller by Triple-A shall be conclusive and binding for all purposes, absent manifest error.

          (b) If Triple-A or any Liquidity Bank determines that compliance with any law or regulation or any guideline or request or any written interpretation from any central bank or other governmental authority or similar agency (whether or not having the force of law) which is introduced, implemented or received by Triple-A or such Liquidity Bank after the date hereof, affects or would affect capital adequacy or the amount of capital required or expected to be maintained by Triple-A or such Liquidity Bank or any corporation controlling Triple-A or such Liquidity Bank and that the amount of such capital is increased by or based upon the Triple-A Loans or the existence of this Triple-A Purchase Agreement or upon the Advances or such Liquidity Bank's commitment to lend under the Liquidity Agreement and other commitments of that type, or has or would have the effect of reducing the rate of return on capital, then, upon demand by Triple-A by the submission of the certificate described below, the Seller shall pay to Triple-A, from time to time as specified by Triple-A, additional amounts sufficient to compensate Triple-A or such corporation in the light of such circumstances, to the extent that Triple-A reasonably determines such increase in capital to be allocable to the Receivables Purchases or the existence of this Triple-A Purchase Agreement or to the extent that Triple-A owes compensation to a Liquidity Bank in respect of or on account of such events. A certificate setting forth in reasonable detail such amounts submitted to the Seller by Triple-A shall be conclusive and binding for all purposes, absent manifest error.

          (c) In the event that Triple-A requests compensation for increased costs on behalf of any Liquidity Bank under this SECTION 2.08 and such increased costs are not being requested by the other Liquidity Banks generally or, if only one Liquidity Bank exists, by Triple-A's liquidity providers for similar transactions, then Triple-A shall, promptly following identification by the Seller of an "Eligible Assignee" (as defined in the Liquidity Agreement) willing to accept such commitment, cause the Liquidity Bank requesting such increased costs to assign its outstanding Advances and commitments under the Liquidity Agreement to such Eligible Assignee, all as more particularly described in
SECTION 8.06(g) of the Liquidity Agreement.

          SECTION 2.09. TAXES. (a) All payments made by the Seller under this Triple-A Purchase Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority having taxing authority, excluding net income taxes and franchise taxes (imposed in lieu of income taxes) imposed on Triple-A, as a result of any present or former connection between the jurisdiction of the government or taxing authority imposing such tax or any political subdivision or taxing authority thereof or therein and Triple-A (excluding a connection arising solely from Triple-A having executed, delivered or performed its obligations or received a payment under, or enforced, this Triple-A Purchase Agreement) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "TAXES"). If any Taxes are required to be withheld from any amounts payable by the Seller, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.09), Triple-A receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller shall make such deductions, and (iii) the Seller shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Seller agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Triple-A Purchase Agreement (hereinafter "OTHER TAXES").

          (c) The Seller will indemnify Triple-A for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.09) paid by Triple-A and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Whenever any Taxes are payable by the Seller, as promptly as possible thereafter the Seller shall send to Triple-A, a certified copy of an original official receipt received by the Seller showing payment thereof. If the Seller fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Triple-A the required receipts or other required documentary evidence, the Seller shall indemnify Triple-A for any incremental Taxes, interest or penalties that Triple-A is legally required to pay as a result of any such failure. The agreements in this subsection shall survive the termination of this Triple-A Purchase Agreement.

          SECTION 2.10. FEES. In further consideration of the Receivables Purchases to be made hereunder, the Seller agrees to pay to the Administrative Agent and Triple-A all fees specified in the Fee Letter of even date herewith, which fees will be due and payable at the times and in the manner set forth in such Fee Letter.

          SECTION 2.11. GRANT OF SECURITY INTEREST IN EQUIPMENT COLLATERAL. (a) As security for the payment and performance of all the obligations of the Seller hereunder and as additional enhancement to enable Triple-A, the Liquidity Banks and CapMAC to fully recover Capital and accrued and unpaid Yield and fees, the Seller hereby grants to the Collateral Agent, for the benefit of Triple-A, the Liquidity Banks and CapMAC, a security interest in all of the Seller's right, title and interest in and to the following, whether now owned or hereafter acquired and whether now existing or hereafter arising (the "EQUIPMENT COLLATERAL"): all Equipment which is the subject of a Contract for any Purchased Receivable and substitutions therefor and products and proceeds thereof, including, without limitation, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof) or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

          (b) The Seller shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action (including, without limitation, the execution and filing of such financing or continuation statements, or amendments thereto and assignments thereof), that may reasonably be necessary or desirable, or that the Administrative Agent may request, in order to perfect and protect any security interest granted or purported to be granted to the Collateral Agent hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Equipment Collateral. The Seller hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any part of the Equipment Collateral now existing or hereafter arising without the signature of the Seller where permitted by law. A carbon, photographic or other reproduction of the Triple-A Purchase Agreement of any financing statement covering the Equipment Collateral or any part thereof shall be sufficient as a financing statement.

                                   ARTICLE III

                             CONDITIONS OF PURCHASES

          SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL RECEIVABLES PURCHASE. The agreement of Triple-A to make a Receivables Purchase on the occasion of the first Receivables Purchase after the date hereof is subject to satisfaction of the following conditions precedent:

     (a) Triple-A shall have received, on or before the initial Receivables Purchase Date, all of the following, each fully executed and in form and substance satisfactory to Triple-A:

          (i) This Triple-A Purchase Agreement;

          (ii) The Amended and Restated Purchase and Contribution Agreement, dated as of the date hereof, between the Seller and HPSC, Inc.;

          (iii) A copy of the resolutions of the Board of Directors of the Seller approving this Triple-A Purchase Agreement and all other documents and instruments to be delivered hereunder or thereunder by the Seller, certified by its Secretary or Assistant Secretary;

          (iv) A certificate of the Secretary or an Assistant Secretary of the Seller certifying (A) the names and true signatures of the officers of the Seller authorized to sign this Triple-A Purchase Agreement and the other documents and instruments to be delivered by the Seller pursuant hereto or thereto (on which certificate Triple-A may conclusively rely until such time as Triple-A shall receive from the Seller a revised certificate meeting the requirements of this subsection (iv)) and (B) a true and complete copy of the By-laws of the Seller;

          (v) A certificate executed by an officer of the Seller certifying that as of the initial Receivables Purchase Date, all of the representations and warranties contained in ARTICLE IV hereof are true and accurate in all material respects with the same force and effect as though such representations and warranties had been made as of such time;

          (vi) The Certificate of Incorporation of the Seller, certified by the Secretary of State of Delaware;

          (vii) Good Standing Certificates for the Seller issued by the Secretaries of the States of Delaware and Massachusetts;

          (viii) An Officer's Certificate in the form of EXHIBIT C, executed by the President or the Treasurer of the Seller;

     (b) All fees and expenses due and owing as of the initial Receivables Purchase Date under the Fee Letter shall have been paid;

     (c) Triple-A shall have received a Sale Notice from the Seller requesting that Triple-A Purchase all Receivables currently funded under the Credit Agreement and indicating that all such Receivables are to constitute Designated Receivables hereunder; and

     (d) Triple-A shall have received such other approvals or documents as it may reasonably request.

          SECTION 3.02. CONDITIONS PRECEDENT TO EACH RECEIVABLES PURCHASE. The agreement of Triple-A to make a Receivables Purchase on the occasion of each Receivables Purchase Date (including the initial Receivables Purchase) shall be subject (i) to Triple-A's receipt of (A) a Settlement Statement for the most recent calendar month then ended, (B) a notice from the Custodian in substantially the form of Exhibit A to the Custodial Agreement confirming that the Custodian has received the Contract Files required to be delivered to it pursuant to SECTION 6.04(b) hereof and (C) such other approvals or documents as Triple-A may reasonably request and (ii) to the condition precedent that on the Receivables Purchase Date of such Receivables Purchase, before and after giving effect to such Receivables Purchase and to the application of the proceeds therefrom, the following statements shall be true (and each of the giving of the applicable Sale Notice and the acceptance by the Seller of the proceeds of such Receivables Purchase shall constitute a representation and warranty by the Seller that on the Receivables Purchase Date of such Receivables Purchase, before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

          (i) the representations and warranties contained in Article IV hereof and all representations and warranties of the Originator in the Purchase Agreement are true and accurate as of the Receivables Purchase Date in all material respects with the same force and effect as though such representations and warranties had been made as of such time;

          (ii) no event has occurred and is continuing, or would result from such Receivables Purchase, which constitutes an Event of Termination or an Unmatured Event of Termination or a Wind-Down Event or Unmatured Wind-Down Event;

          (iii) the outstanding amount of all Capital after giving effect to such Receivables Purchase shall be equal to or less than the Capital Limit; and

          (iv) the proceeds of such Receivables Purchase shall be used to fund a Purchase of Transferred Assets under the Purchase Agreement to occur simultaneously with such Receivables Purchase and all conditions to such Purchase under the Purchase Agreement on such date have been satisfied or waived.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to Triple-A that:

          (a) DUE INCORPORATION AND GOOD STANDING. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Seller is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified or where the ownership of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not materially adversely affect (i) the collectibility of the Purchased Assets, (ii) the collectibility of any Receivable, (iii) the business, properties, operations, prospects, profits or condition (financial or otherwise) of the Seller or (iv) the ability of the Seller to perform its obligations hereunder and under the other Facility Documents to which it is a party.

          (b) DUE AUTHORIZATION AND NO CONFLICT. The execution, delivery and performance by the Seller of this Triple-A Purchase Agreement and all other Facility Documents and the transactions contemplated hereby and thereby, including the acquisition of the Transferred Assets under the Purchase Agreement and the purchases contemplated hereunder, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws, (ii) any law, rule or regulation applicable to the Seller, (iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Seller or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Triple-A Purchase Agreement and the other Facility Documents to which the Seller is a party have been duly executed and delivered on behalf of the Seller.

          (c) GOVERNMENTAL AND OTHER CONSENTS. Except for the filing of financing statements pursuant to the UCC required to perfect the security interests granted hereunder or under the other Facility Documents and except for consents under certain contractual agreements which have been obtained, no authorization, consent, approval or other action by, and no registration, qualification, designation, declaration, notice to or filing with, any governmental authority or other Person is or will be necessary in connection with the execution and delivery of this Triple-A Purchase Agreement or any other Facility Document to which the Seller is a party or any of the other documents contemplated hereby or thereby, consummation of the transactions herein or therein contemplated, or performance of or compliance with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof or thereof.

          (d) ENFORCEABILITY OF FACILITY DOCUMENTS. This Triple-A Purchase Agreement and each of the other Facility Documents to which the Seller is a party have been duly and validly executed and delivered by the Seller and constitute the legal, valid and binding obligation of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally and by equitable principles.

          (e) NO LITIGATION. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of the Seller, threatened against or affecting the Seller or any property or rights of the Seller which purport to challenge the legality, validity or enforceability of this Triple-A Purchase Agreement or any other Facility Document or which may materially impair the ability of the Seller to carry on business substantially as now being conducted or which may materially adversely affect the condition (financial or otherwise), operations or properties of the Seller.

          (f) USE OF PROCEEDS. No proceeds of any Receivables Purchase will be used by the Seller other than to fund a Purchase of Transferred Assets from the Originator except that the Seller may net from the Purchase Price paid to the Originator reasonable and necessary amounts for the funding of its operating expenses.

          (g) VALID TITLE AND PERFECTED INTEREST. Each Receivable, together with the Contract related thereto, is owned by the Seller free and clear of any Adverse Claim except as provided herein or in the Credit Agreement and, upon the making of each Receivables Purchase, Triple-A shall acquire a valid and perfected first priority undivided percentage ownership interest, to the extent of the Purchased Assets, in each Purchased Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim except as provided hereunder or under the Credit Agreement, the Liquidity Agreement or the Liquidity Security Agreement (except that the Collateral Agent will not have a perfected security interest in any Collateral constituting Equipment which is owned by the Seller and located in a state other than The Commonwealth of Massachusetts); and no effective financing statement or other instrument similar in effect covering any Purchased Receivable or the Related Security or Collections with respect thereto shall at any time be filed except in favor of the Collateral Agent in accordance with this Triple-A Purchase Agreement and the Credit Agreement.

          (h) ACCURACY OF INFORMATION. All certificates, reports, financial statements and similar writings furnished by or on behalf of the Seller to Triple-A, the Collateral Agent, or the Administrative Agent at any time pursuant to any requirement of, or in response to any written request of any such party under, this Triple-A Purchase Agreement or any other Facility Document or any transaction contemplated hereby or thereby, have been, and all such certificates, reports, financial statements and similar writings hereafter furnished by the Seller to such parties will be, true and accurate in every respect material to the transactions contemplated hereby on the date as of which any such certificate, report, financial statement or similar writing was or will be delivered, and shall not omit to state any material facts or any facts necessary to make the statements contained therein not materially misleading.

          (i) GOVERNMENTAL REGULATIONS. The Seller is not an "investment company" or a company controlled by an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or otherwise subject to any other federal or state statute or regulation limiting its ability to incur indebtedness.

          (j) MARGIN REGULATIONS. The Seller is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation T, U or X). No part of the proceeds of any Receivables Purchase has been used for so purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X.

          (k) LOCATION OF CHIEF EXECUTIVE OFFICE AND RECORDS. The chief place of business and chief executive office of the Seller are located at the address referred to in EXHIBIT D hereof and the locations of the offices where the Seller keeps all the Records are listed on EXHIBIT D (or at such other locations, notified to the Collateral Agent in accordance with SECTION 5.01(f), in jurisdictions where all action required by SECTION 6.04 has been taken and completed).

          (l) LOCK-BOX ACCOUNTS. Each Obligor under a Contract has, within one month of the date of Purchase of such Contract, been instructed to remit payment on the Receivables to a Post Office Box for remittance to a Lock-Box Account or directly to a Lock-Box Account substantially in the form of EXHIBIT G to the Purchase Agreement. From and after the initial Purchase Date, the Originator will have no right, title and/or interest to any of the Lock-Box Accounts and will maintain no lock-box accounts in its own name for the collection of such Receivables. The Seller has caused the Originator to deliver to the Collateral Agent a duplicate key to each Post Office Box and has filed a standing delivery order with the United States Postal Service authorizing the Collateral Agent to receive mail delivered to each such Post Office Box. The account numbers of all Lock-Box Accounts, together with the names and addresses of all the Lock-Box Banks maintaining such Lock-Box Accounts and the related Post Office Boxes, are specified in EXHIBIT H to the Purchase Agreement. The Seller has no other Lock-Box Accounts for the collection of the Transferred Assets except for the Lock-Box Accounts.

          (m) NO TRADE NAMES. The Seller has no trade names, fictitious names, assumed names or "doing business as" names.

          (n) SEPARATE IDENTITY. The Seller is operated as an entity separate from the Originator and each other Subsidiary of the Originator and (i) has its own board of directors, (ii) has at least one director who is reasonably acceptable to Triple-A and who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, customer or supplier of the Originator nor a relative of any thereof, nor a trustee in bankruptcy for any Affiliate of the Originator, (iii) maintains its assets in a manner which facilitates their identification and segregation from those of its Affiliates, and has a separate telephone number from that of the Originator or any Subsidiary of the Originator, (iv) has all office furniture, fixtures and equipment necessary to operate its business and such furniture, fixtures and equipment are either owned by the Seller or leased pursuant to written leases,
(v) conducts all intercompany transactions with the Originator and each other Subsidiary of the Originator on terms which the Seller reasonably believes to be on an arm's-length basis, (vi) has not guaranteed any obligation of the Originator or any other Subsidiary of the Originator, nor has it had any of its obligations guaranteed by any such entities and has not held itself out as responsible for debts of any such entity or for the decisions or actions with respect to the business and affairs of any such entity, (vii) has not, except as otherwise expressly acknowledged under the Facility Documents, permitted the commingling or pooling of its funds or other assets with the assets of the Originator or any other Affiliate, (viii) has separate deposit and other bank accounts to which neither the Originator nor any other Affiliate has any access and does not at any time pool any of its funds with those of the Originator or any such Affiliate, (ix) maintains financial records which are separate from those of the Originator and each other Subsidiary of the Originator, (x) compensates all employees, consultants and agents, or reimburses the Originator, from the Seller's own funds, for services provided to the Seller by such employees, consultants and agents, (xi) has agreed with the Originator to allocate among themselves shared corporate operating services and expenses which are not reflected in the Servicing Fee (including, without limitation, the services of shared employees, consultants and agents and reasonable legal and auditing expenses) on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered, (xii) pays directly for its own account for accounting and payroll services, rent, lease and other expenses and does not have such operating expenses paid by the Originator or any other Subsidiary of the Originator, (xiii) conducts all of its business (whether in writing or orally) solely in its own name, (xiv) is not, directly or indirectly, named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of the Originator or any other Subsidiary of the Originator and has entered into no agreement to be named as such a beneficiary or payee, (xv) acknowledges that Triple-A, the Administrative Agent, the Surety and the Liquidity Banks are entering into the transactions contemplated by this Triple-A Purchase Agreement and the other Facility Documents in reliance on the Seller's identity as a separate legal entity from the Originator and each other Subsidiary of the Originator, and (xvi) practices and adheres to corporate formalities such as complying with its By-laws and corporate resolutions and the holding of regularly scheduled board of directors meetings.

          (o) SUBSIDIARIES. The Seller has no Subsidiaries and does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

          (p) FACILITY DOCUMENTS. The Purchase Agreement is the only agreement pursuant to which the Seller purchases Receivables or other Transferred Assets. The Seller has furnished to Triple-A true, correct and complete copies of each Facility Document to which the Seller is a party, each of which is in full force and effect. Neither the Seller nor any Affiliate thereof is in default of any of its obligations thereunder in any material respect. Upon the Purchase of each Receivable pursuant to the Purchase Agreement, the Seller shall be the lawful owner of, and have good title to, such Receivable and all Transferred Assets relating thereto, free and clear of any Adverse Claims. All such Transferred Assets are purchased without recourse to the Originator except as described in the Purchase Agreement. The Purchases of the Transferred Assets by the Seller constitute valid and true sales and transfers for consideration (and not merely a pledge of such Transferred Assets for security purposes), enforceable against creditors of the Originator and no Transferred Assets shall constitute property of the Originator.

          (q) BUSINESS. Since its incorporation, the Seller has conducted no business other than the execution, delivery and performance of the Facility Documents contemplated hereby, the purchase and servicing of Transferred Assets thereunder, and such other activities as are incidental to the foregoing. The Seller has incurred no Indebtedness except that expressly incurred hereunder and under the other Facility Documents.

          (r) OWNERSHIP OF THE SELLER. One hundred percent (100%) of the outstanding capital stock of the Seller is directly owned (both beneficially and of record) by HPSC, Inc. Such stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire capital stock from the Seller.

          (s) TAXES. The Seller has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller has set aside adequate reserves on its books in accordance with GAAP and which proceedings have not given rise to any Adverse Claim.

          (t) SOLVENCY. The Seller, both prior to and after giving effect to the initial Purchase on the initial Purchase Date, and after giving effect to each subsequent Purchase, (i) is not "insolvent" (as such term is defined in ss.101(31)(A) of the Bankruptcy Code); (ii) is able to pay its debts as they become due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

          (u) DIVERSIFICATION. After giving effect to the initial Receivables Purchase on the initial Receivables Purchase Date, the number of Contracts and the number of Obligors associated with the Purchased Receivables shall equal or exceed 300.

          (v) AVERAGE OUTSTANDING BALANCE. After giving effect to the initial Receivables Purchase on the initial Receivables Purchase Date, and immediately after giving effect to each subsequent Receivables Purchase, the average Outstanding Balance of all Purchased Receivables hereunder shall not be less than 90% nor more than 110% of the average "Outstanding Balance" of "Pledged Receivables" (as each term is defined in the Definitions List to the Credit Agreement).

          (x) IMPLICIT INTEREST RATE. As of the date of any Receivables Purchase, the excess of (i) the average implicit interest rates being charged to Obligors in respect of the Receivables then being purchased OVER (ii) the Discount Rate applicable to such Receivables, shall not be greater than eight percent (8.0%).

          (y) SELECTION OF RECEIVABLES. Each Receivable has been randomly selected from the Originator's portfolio of receivables in accordance with its normal standards and procedures used for all of its standard securitization transactions and no selection procedures adverse to Triple-A have been employed in such selections. In addition, (i) the designation of a Purchased Receivable as a Designated Receivable or a Non-Designated Receivable and (ii) the repurchase of any Designated Receivable pursuant to Section 8.02 shall be done on a basis which is not adverse to Triple-A or CapMAC.

          (z) HISTORIC LOSS DATA. Attached hereto as EXHIBIT F is a summary of historical static loss data suffered by the Originator as a result of charge-offs of the Originator's receivables, which summary is true and accurate with respect to the periods described therein and does not omit any information necessary to make such summary not misleading.

                                    ARTICLE V

                                GENERAL COVENANTS

          SECTION 5.01. AFFIRMATIVE COVENANTS OF THE SELLER. From the initial Receivables Purchase Date until the later of the Termination Date or the Collection Date, the Seller will, unless Triple-A shall otherwise consent in writing:

          (a) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Receivables and related Contracts.

          (b) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction except where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would not materially adversely affect (i) the collectibility of the Purchased Assets, (ii) the collectibility of any Receivable, (iii) the business, properties, operations, prospects, profits or condition (financial or otherwise) condition of the Seller or (iv) the ability of the Seller to perform its obligations hereunder and under the other Facility Documents to which it is a party.

          (c) AUDITS. At any time and from time to time upon prior written notice to the Seller during regular business hours and on a quarterly basis if requested, permit the Collateral Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records, and (ii) to visit the offices and properties of the Seller for the purpose of examining such Records, and to discuss matters relating to the Receivables or the Seller's performance hereunder with any of the officers or employees of the Seller having knowledge of such matters. Each such audit shall be at the sole expense of the Seller (subject to the Seller's right under the Purchase Agreement to recover such expenses from the Originator); PROVIDED, that, so long as no Wind-Down Event has occurred during any calendar year, the annual audit expenses during such year for which the Seller is responsible hereunder and under the Credit Agreement shall not exceed $40,000 in the aggregate.

          (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of all collections of and adjustments to each Purchased Receivable).

          (e) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. At its expense timely and fully perform and comply, and cause the Originator to comply, in all material respects, with all material provisions, covenants and other promises required to be observed by it or the Originator under the Contracts.

          (f) LOCATION OF RECORDS. Keep its chief place of business and chief executive office, and the offices where it keeps the Records, at the address of the Seller referred to in SECTION 4.01(j), or, in any such case, upon 30 days' prior written notice to the Collateral Agent, at such other locations within the United States where all action required by SECTION 6.04 shall have been taken and completed.

          (g) CREDIT AND COLLECTION POLICIES. Comply in all material respects with the Credit and Collection Policy in regard to each Purchased Receivable and the related Contract.

          (h) COLLECTIONS. Instruct all Obligors to cause all Collections to be deposited directly to a Post Office Box or Lock-Box Account and if the Seller shall receive any Collections, the Seller shall hold such Collections in trust for the benefit of the Collateral Agent and deposit such Collections into a Lock-Box Account or the Collection Account within one Business Day following Seller's receipt thereof.

          (i) COMPLIANCE WITH ERISA. Comply in all material respects with the provisions of ERISA, the IRC, and all other applicable laws, and the regulations and interpretations thereunder.

          (j) PERFECTED SECURITY INTEREST UNDER CONTRACTS. Take such action with respect to each Purchased Receivable as is necessary to ensure that the Seller maintains, as against the Obligor thereunder, a perfected security interest in any Equipment relating thereto free and clear of Adverse Claims or, in the case of any Lease, to ensure that the Seller would maintain such a perfected priority security interest in the event that a court or other Person were to determine that such Lease purported to transfer to the Obligor an ownership (rather than a leasehold) interest in the Equipment subject thereto; PROVIDED, that the Seller shall not be required to file financing statements or to maintain the effectiveness of previously filed financing statements with respect to any Eligible Receivables the Outstanding Balance of which originally is or has thereafter been reduced below $5,000, respectively, so long as the aggregate Outstanding Balance of Receivables hereunder for which no such financing statements are in effect at any time remains less than 7.5% of the Discounted Eligible Receivables Balance hereunder; provided that such seven and one-half percent limitation shall not apply from and after the Termination Date unless and to the extent that the Collateral Agent specifically requests otherwise.

          (k) MAINTENANCE OF INSURANCE. Maintain, or cause the Originator or each Obligor to maintain, with respect to the Contracts and the Equipment related thereto, casualty and general liability insurance which provide at least the same coverage as a fire and extended coverage insurance policy as is comparable for other companies in related businesses. Such insurance policies (and self-insurance where permitted) shall be maintained in an amount which is not less than the aggregate Discounted Value of the Purchased Receivables hereunder arising under the relevant Contracts hereunder. Each such casualty and liability policy if maintained by an Obligor, shall name the Originator or the Seller as loss payee and additional insured, and the Originator shall have assigned any such interest to the Seller. The Seller shall remit, or shall cause to be remitted, the proceeds of any such insurance policy to a Lock-Box Account or the Collection Account.

          (l) SEPARATE IDENTITY. Take all actions required to maintain the Seller's status as a separate legal entity. Without limiting the foregoing, the Seller shall:

          (i) conduct all of its business, and make all communications to third parties (including all invoices (if any), letters, checks and other instruments) solely in its own name (and not as a division of any other Person), and require that its employees, if any, when conducting its business identify themselves as such and not as employees of any other Affiliate of the Seller (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Seller's employees);

          (ii) compensate all employees, consultants and agents directly or indirectly through reimbursement of the Originator each calendar quarter, from the Seller's bank accounts, for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of any Affiliate of the Seller, allocate the compensation of such employee, consultant or agent between the Seller and such Affiliate on a basis which reflects the services rendered to the Seller and such Affiliate;

          (iii) pay its own operating expenses and liabilities from its own funds, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and any Affiliate on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use and allocate taxes on the basis of their respective incomes in accordance with applicable federal regulations;

          (iv) at all times have at least one "Independent Director", as defined in and as required under the Seller's Certificate of Incorporation and have at least one officer responsible for managing its day-to-day business and manage such business by or under the direction of its board of directors;

          (v) maintain its books and records separate from those of any Affiliate;

          (vi) prepare its financial statements separately from those of its other Affiliates and insure that any consolidated financial statements of the Originator have notes to the effect that the Seller is a separate corporate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders and therefore to any creditors of the Originator;

          (vii) use its best efforts not to commingle its funds or other assets with those of any other Affiliate, and not to hold its assets in any manner that would create an appearance that such assets belong to any other Affiliate, and not maintain bank accounts or other depository accounts to which any Affiliate is an account party, into which any Affiliate makes deposits or from which any Affiliate has the power to make withdrawals;

          (viii) not permit any Affiliate to pay its operating expenses (except pursuant to allocation arrangements that comply with the requirements of SUBSECTION (II) or (III) of this SECTION 5.01(l) or pursuant to the terms of the Purchase Agreement);

          (ix) not guarantee any obligation of any Affiliate nor (to the extent that the Seller has the legal power to prevent such) have any of its obligations guaranteed by any such Affiliate, (either directly or by seeking credit based on the assets of such Affiliate) or otherwise hold itself out as responsible for the debts of any Affiliate;

          (x) maintain at all times stationery and a telephone number separate from that of any Affiliate and which telephone number will be answered in its own name, and have all its officers and employees conduct all of its business solely in its own name;

          (xi) hold regular meetings of its board of directors in accordance with the provisions of its Certificate of Incorporation and otherwise take such actions as are necessary on its part to ensure that all corporate procedures required by its Certificate of Incorporation and by-laws are duly and validly taken;

          (xii) maintain a separate office from the offices of any of its Affiliates and identify such office by a sign in its own name;

          (xiii) pay dividends only if (A) no other dividend has been paid during the calendar month in which such dividend is paid, (B) such dividend has been duly authorized by its board of directors in accordance with applicable law and (C) its net worth, determined immediately after giving effect to such dividend is at least $2,000,000; and

          (xiv) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion described in
     SECTION 3.01(x) remain true and correct at all times.

          (m) TAXES. File or cause to be filed, and (to the extent it has legal power to cause such) cause each of its Affiliates with whom it shares consolidated tax liability to file, all federal, state and local tax returns which are required to be filed by it, except where the failure to file such returns could not reasonably be expected to have a material adverse effect on the collectibility of the Transferred Assets or the ability of the Seller to perform its obligations hereunder or under any other Facility Document to which it is a party or which could otherwise be reasonably expected to expose the Seller to a material liability. The Seller shall pay or cause to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller or the applicable subsidiary shall have set aside adequate reserves on its books in accordance with GAAP and which proceedings could not reasonably be expected to have a material adverse effect on the collectibility of the Transferred Assets or the ability of the Seller to perform its obligations hereunder or under any other Facility Document to which it is a party or which could otherwise be reasonably expected to expose the Seller to a material liability.

          (n) INTEREST RATE HEDGES. Concurrently with each Receivables Purchase, enter into an Interest Rate Hedge with the Swap Provider as contemplated in the definition of "Discount Rate", and transfer, assign and otherwise convey to the Collateral Agent all of the Seller's rights in, to and under such Interest Rate Hedge pursuant to an Interest Rate Hedge Assignment in substantially in the form of EXHIBIT E hereto, together with a certificate executed by the Swap Provider in substantially the form of Exhibit A to such Interest Rate Hedge Assignment. The Seller shall thereafter maintain such Interest Rate Hedges in full force and effect at all times until the Capital associated with such Receivables Purchase has been recovered in full by Triple-A, in a notional amount equal to no less than 96% and no more than 105% of the sum of the outstanding Capital plus the principal amount of all "Triple-A Loans" (as defined in the Credit Agreement) related thereto and based on an amortization schedule which matches the amortization of the aggregate Receivables then outstanding and the terms of which are otherwise reasonably satisfactory to the Collateral Agent. The Seller acknowledges that Triple-A and/or the Surety on behalf of Triple-A have guaranteed the Seller's performance of its obligations under the Interest Rate Hedges. The Seller shall perform all of its obligations under the Interest Rate Hedges to the same extent as if its rights under the Interest Rate Hedges has not been assigned hereunder and shall indemnify each of Triple-A and the Surety against any payments by either such party on account of the Seller's failure to perform its obligations under the Interest Rate Hedges, including, without limitation, any payments by the Surety under the Swap Bond, which indemnity shall survive any termination of this Triple-A Purchase Agreement or the Credit Agreement. The exercise by the Collateral Agent of any of its rights hereunder or under the Interest Rate Hedge Assignment shall not relieve the Seller from such obligations.

          (o) FACILITY DOCUMENTS. Comply in all material respects with the terms of and employ the procedures outlined in and enforce the obligations of the Originator under the Purchase Agreement, and all of the other Facility Documents to which it is a party, take all such action to such end as may be from time to time reasonably requested by the Collateral Agent, maintain all such Facility Documents in full force and effect and make to the Originator such reasonable demands and requests for information and reports or for action as the Seller is entitled to make thereunder and as may be from time to time reasonably requested by the Collateral Agent.

          (p) SEGREGATION OF COLLECTIONS. Prevent the deposit into any of the Lock-Box Accounts of any funds other than Collections in respect of the Transferred Assets and, to the extent that any such funds are nevertheless deposited into any of such Lock-Box Accounts, promptly identify any such funds to the Servicer for segregation and remittance to the owner thereof.

          SECTION 5.02. REPORTING REQUIREMENTS OF THE SELLER. From the initial Receivables Purchase Date until the later of the Termination Date or the Collection Date, the Seller will, unless the Collateral Agent shall otherwise consent in writing, furnish to the Collateral Agent and to CapMAC:

          (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Seller, balance sheets of the Seller as of the end of such quarter, and (to the extent available) statements of income and retained earnings of the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer, chief accounting officer or treasurer of the Seller;

          (b) as soon as available and in any event within 105 days after the end of each fiscal year of the Seller, a copy of the balance sheet of the Seller as of the end of such year and the related statements of income and retained earnings of the Seller for such year each reported on by nationally recognized independent public accountants acceptable to the Collateral Agent (the Collateral Agent acknowledges that any of the "Big 5" accounting firms will be acceptable to the Collateral Agent);

          (c) promptly upon receipt thereof, copies of (i) all annual and quarterly financial statements delivered to the Seller by the Originator pursuant to the Purchase Agreement and (ii) all other reports and other written information not specified above which are required to be delivered by the Originator (individually, or as Servicer) to the Seller pursuant to the terms of the Purchase Agreement;

          (d) as soon as possible and in any event within five Business Days after the occurrence of each Event of Termination or Wind-Down Event or each Unmatured Event of Termination or Unmatured Wind-Down Event, the statement of the chief financial officer, chief accounting officer or treasurer of the Seller setting forth details of such Event of Termination, Wind-Down Event, Unmatured Event of Termination or Unmatured Wind-Down Event and the action which the Seller proposes to take with respect thereto;

          (e) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which the Seller or any Affiliate files under ERISA with the IRS or the PBGC or the DOL or which the Seller receives from the PBGC;

          (f) on or before the 15th day of each month (or if such day is not a Business Day, the immediately succeeding Business Day), a copy of the Settlement Report for the most recent calendar month, which shall include a summary of the portfolio of Interest Rate Hedges as of such day; and

          (g) promptly, from time to time, such other information, documents, records or reports respecting the Purchased Receivables or the conditions or operations, financial or otherwise, of the Seller as the Collateral Agent may from time to time reasonably request in order to protect the interests of the Collateral Agent or of Triple-A under or as contemplated by this Triple-A Purchase Agreement.

          SECTION 5.03. NEGATIVE COVENANTS OF THE SELLER. From the initial Receivables Purchase Date until the later of the Termination Date or the Collection Date, the Seller will not, without the written consent of the Collateral Agent:

          (a) SALES, LIENS, ETC. AGAINST RECEIVABLES AND RELATED SECURITY. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Adverse Claim upon or with respect to, any Purchased Receivable, Related Security, Collections, or any related Contract, or upon or with respect to any Lock-Box Account to which any Collections of any Purchased Receivable are sent, or assign any right to receive income in respect thereof, or upon any other Transferred Asset, except (i) Adverse Claims created under the Credit Agreement, and (ii) that the Seller shall have no responsibility for any Adverse Claim created by an Obligor upon or with respect to any Equipment owned by such Obligor so long as such Adverse Claim is subordinate to the security interest of the Seller in such Equipment.

          (b) EXTENSION OR AMENDMENT OF RECEIVABLES. Except for actions of the Servicer otherwise permitted hereunder and in the Purchase Agreement, extend, amend or otherwise modify, the terms of any Receivable, or amend, modify or waive, any term or condition of any Contract related thereto, whether for any reason relating to a negative change in the related Obligor's creditworthiness or inability to make any payment under the related Contract or otherwise.

          (c) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Transferred Asset.

          (d) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Add or terminate any bank as a Lock-Box Bank from those listed in EXHIBIT I to the Purchase Agreement or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Lock-Box Bank, unless the Collateral Agent shall have received (i) ten Business Days' prior notice of such addition, termination or change and (ii) prior to the effective date of such addition, termination or change, (x) executed copies of Lock-Box Agreements executed by each new Lock-Box Bank and the Seller and (y) copies of all agreements and documents signed by either the Seller or the respective Lock-Box Bank with respect to any new Lock-Box Account.

          (e) STOCK, MERGER, CONSOLIDATION, ETC. Sell any shares of any class of its capital stock to any Person (other than the Originator) or consolidate with or merge into or with any other corporation, or purchase or otherwise acquire all or substantially all of the assets or capital stock, or other ownership interest of, any Person or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, except for the conveyances of a security interest in favor of the Collateral Agent as expressly permitted under the terms of this Triple-A Purchase Agreement and the Credit Agreement.

          (f) CHANGE IN CORPORATE NAME. Make any change to its corporate name or use any trade names, fictitious names, assumed names or "doing business as" names.

          (g) ERISA MATTERS. (i) Engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the DOL; (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the IRC, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Seller or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto;
(iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability of the Seller or any ERISA Affiliate under ERISA or the IRC; PROVIDED, HOWEVER, the Seller's ERISA Affiliates may take or allow such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events described in clauses
(i) through (iv) above so long as such events occurring within any fiscal year of the Seller, in the aggregate, involve a payment of money by or an incurrence of liability of any such ERISA Affiliate in an amount which does not exceed $500,000.

          (h) TERMINATE OR REJECT CONTRACTS. Without limiting SECTION 5.03(b), terminate or reject any Contract prior to the term of such Contract, whether such rejection or early termination is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law (including, without limitation, Section 365 of the Bankruptcy Code), unless prior to such termination or rejection, the Seller pays the Collateral Agent, for the benefit of Triple-A, an amount equal to the Termination Amount owed with respect thereto.

          (i) INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness except for (i) Indebtedness to Triple-A, the Collateral Agent or any Liquidity Bank expressly contemplated hereunder or under the Credit Agreement, (ii) ordinary course expenses (to the extent, if any, that such ordinary course expenses constitute Indebtedness) in an aggregate amount outstanding at any time not to exceed $10,000 (exclusive of taxes) and (iii) Indebtedness to the Originator pursuant to the Purchase Agreement.

          (j) GUARANTEES. Guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement or indemnification obligations in favor of Triple-A, the Collateral Agent, or any Liquidity Bank as provided for under this Triple-A Purchase Agreement or under the Credit Agreement.

          (k) LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into, or be a party to any transaction with any Affiliate, except for:

          (i) the transactions contemplated by the Purchase Agreement;

          (ii) transactions related to the allocation of shared overhead expenses or taxes as described in clause (iii) of SECTION 5.01(l); and

          (iii) to the extent not otherwise prohibited under this Triple-A Purchase Agreement, other transactions in the nature of employment contracts and directors' fees, upon fair and reasonable terms materially no less favorable to the Seller than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

          (l) FACILITY DOCUMENTS. Except as otherwise permitted under SECTION 9.01, (a) terminate, amend or otherwise modify any Facility Document to which it is a party, or grant any waiver or consent thereunder, (b) without the prior consent of the Collateral Agent, exercise any discretionary rights granted to the Seller under the Purchase Agreement pursuant to provisions thereof providing for certain actions to be taken "with the consent of the Buyer", "acceptable to the Buyer" as "specified by the Buyer", "in the reasonable judgment of the Buyer" or similar provisions (it being understood that inaction by the Seller shall not be considered to be an exercise of such discretionary rights) or (c) without the prior written consent of the Collateral Agent, consent to any amendment or modification of the Credit and Collection Policy.

          (m) CHARTER AND BY-LAWS. Amend or otherwise modify its Certificate of Incorporation or By-laws in any manner which requires the consent of the "Independent Director" (as defined in the Seller's Certificate of Incorporation) without the prior written consent of the Collateral Agent and delivery of an opinion of counsel that such amendment shall not alter the conclusions set forth in the legal opinion described in SECTION 3.01(x).

          (n) LINES OF BUSINESS. Conduct any business other than that described in SECTION 4.01(q), or enter into any transaction with any Person which is not contemplated by or incidental to the performance of its obligations under the Facility Documents.

          (o) ACCOUNTING TREATMENT. Prepare any financial statements or other statements (including any tax filings which are not consolidated with those of the Originator) which shall account for the transactions contemplated by the Purchase Agreement in any manner other than as the sale of, or a capital contribution of, the Transferred Assets by the Originator to the Seller (it being understood that non-recognition of such transaction due to the application of consolidated financial reporting principles under GAAP or the filing of tax returns on a consolidated basis shall not constitute a violation of this covenant).

          (p) LIMITATION ON INVESTMENTS. Make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except for (i) Permitted Investments, (ii) the purchase of Receivables and other Transferred Assets pursuant to the terms of the Purchase Agreement and (iii) so long as the aggregate outstanding Capital hereunder is less than the Capital Limit then in effect, the acceptance of investments in exchange for Defaulted Receivables in an effort to maximize the recoveries thereon.

                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION

          SECTION 6.01. DESIGNATION OF SERVICER. The servicing, administering and collection of the Purchased Receivables and the other Purchased Assets shall be conducted by the Person (the "SERVICER") designated by the Collateral Agent from time to time in accordance with this SECTION 6.01. Until the Collateral Agent gives notice to the Originator of the designation of a new Servicer, the Originator is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Collateral Agent may at any time from and after a Servicing Termination Event, or earlier upon the written request of the Seller, designate as Servicer any other Person to succeed the Originator or any Successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. The Servicer may, with the prior written consent of Triple-A and the Collateral Agent, subcontract with any other Person for servicing, administering or collecting the Purchased Assets, provided that the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof. The Servicer shall use reasonable care in performing its duties as Servicer hereunder and, without limiting the foregoing, shall service the Purchased Receivables in accordance with the Credit and Collection Policy.

          SECTION 6.02. DUTIES OF THE SERVICER. (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Purchased Receivables from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Seller, Triple-A, the Administrative Agent and the Collateral Agent hereby appoints as its agent the Servicer, from time to time designated pursuant to SECTION 6.01, to enforce its respective rights and interests in and under the Purchased Receivables, the Related Security related thereto and the related Collections. The Servicer will at all times apply the same standards and follow the same procedures with respect to the decision to commence, and in prosecuting and litigating with respect to Purchased Receivables as it applies and follows with respect to accounts, chattel paper and instruments which are not Purchased Receivables. In no event shall the Servicer be entitled to make the Collateral Agent, Triple-A or the Administrative Agent a party to any litigation without the Collateral Agent's, Triple-A's and the Administrative Agent's express prior written consent. The Servicer shall segregate and set aside for the account of Triple-A all Collections of the Purchased Receivables and Related Security in accordance with SECTION 2.05 of the Purchase Agreement and SECTION 6.06 hereof and shall cause all such Collections to be remitted to a Lock-Box Account and/or deposited directly into the Collection Account within one Business Day after identification thereof by the Servicer and in any event within four Business Days after the Servicer's receipt thereof. The Servicer shall promptly review all checks and other instruments returned to it by the Lock-Box Bank on account of restrictive endorsements, improper payees, incorrect amounts or for any other reason and shall not deposit any such checks or instruments in its own accounts unless it is determined to the Collateral Agent's satisfaction that such amounts do not constitute Collections; any such checks or instruments which are determined to be Collections of the Purchased Receivables or Related Security related thereto shall be promptly remitted to the Lock-Box Account or the Collection Account as provided above. Provided that the Termination Date shall not have occurred, the Originator, while it is Servicer, may, in accordance with the Credit and Collection Policy, (i) amend, modify or waive any term or condition of any Contract to reflect any Permitted Extension, (ii) adjust the Outstanding Balance of any Purchased Receivable to reflect the reductions, adjustments or cancellations described in the first sentence of
SECTION 2.04(d) of this Triple-A Purchase Agreement, (iii) so long as such prepayment would not cause a Wind-Down Event under this Triple-A Purchase Agreement or a "Wind-Down Event" under the Credit Agreement, and subject to the payment of the Termination Amount, consent to the prepayment or early termination of a Contract, and (iv) amend, modify or waive any provision of a Delinquent Receivable or Defaulted Receivable so as to maximize the collectibility thereof. The Servicer shall hold in trust for the Seller and Triple-A in accordance with their respective interests, all Records. Notwithstanding anything to the contrary contained herein, following the occurrence of an Event of Termination, the Collateral Agent shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is the Originator or otherwise) to commence or settle any legal action to enforce collection of any Receivable or other Transferred Asset or to foreclose upon or repossess any Related Security.

          (b) The Servicer shall, as soon as practicable following receipt, turn over (i) to the "Collateral Agent" under the Credit Agreement the collections of any Transferred Asset which is not a Purchased Asset, and (ii) to the Originator the collections of any receivable which is not a Transferred Asset, in either case less, in the event the Originator is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such receivable.

          (c) Notwithstanding anything to the contrary contained in this Agreement, the Servicer, if the Collateral Agent or its designee, shall have no obligation to collect, enforce or take any other action described in this
ARTICLE VI with respect to any receivable that is not a Purchased Receivable other than to deliver to the Seller the Collections and documents with respect to any such receivable as described in the first two sentences of SECTION 6.02(b) and to exercise the same degree of care with respect to Collections and documents in its possession as it would exercise with respect to its own property.

          (d) In the event the Servicer accepts in payment of any Purchased Receivable the taking of repossession of the Equipment the sale or lease of which gave rise to such Purchased Receivable, the Servicer agrees to use its reasonable efforts to resell or re-lease such Equipment for the account of Triple-A and shall remit to the Collateral Agent the gross sale proceeds thereof or, to the extent such Equipment is re-leased, shall deliver to the Collateral Agent the chattel paper or other documents evidencing the rights to payment arising from such re-lease, all of which documents shall constitute Contracts and which rights to payment shall constitute Purchased Receivables, and all of which Contracts and Purchased Receivables shall constitute part of the Purchased Assets. Neither Triple-A nor the Collateral Agent shall have any obligation to take any action or commence any proceedings to realize upon any Purchased


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


Receivable or to enforce any of its rights or remedies with respect thereto. Any moneys collected by the Servicer pursuant to this SUBSECTION 6.02(D) shall be segregated by the Servicer, held in trust by the Servicer for Triple-A and shall be remitted to a Lock-Box Account or to the Collection Account within one Business Day after identification thereof by the Servicer and in any event within four Business Days after the Servicer's receipt thereof.

          (e) The Servicer shall maintain all books of account and other records pertaining to the Purchased Receivables and the other Purchased Assets in such form as will enable Triple-A or its designees to determine at any time the status thereof. The Servicer will permit Triple-A, the Collateral Agent and any Person designated by Triple-A or the Collateral Agent, during regular business hours, to inspect, audit, check and make abstracts from all books, accounts, records, or other papers pertaining to such Purchased Assets. From time to time, at the request of Triple-A or the Collateral Agent, the Servicer, at its own expense, will (i) deliver to Triple-A and the Collateral Agent and any Person designated by Triple-A or the Collateral Agent any records and invoices pertaining to the Purchased Assets and evidence thereof as Triple-A, the Collateral Agent or such designee may deem necessary to enable it to enforce its rights thereunder and (ii) mark each computer record relating to, and each invoice or other evidence of, the Purchased Assets (whether or not such computer record or other item is the property of Triple-A) as Triple-A or the Collateral Agent may direct to reflect the interests of Triple-A and the Collateral Agent in such Purchased Assets. The Servicer will either (i) segregate, from all the documents relating to other receivables then owned or being serviced by the Servicer, all documents relating to the Purchased Assets or (ii) mark all such documents relating to the Purchased Assets so as to make such documents readily identifiable as property of Triple-A and with such legend as shall be specified by the Collateral Agent, and will, in either such event, hold all such documents in trust for Triple-A and safely keep such documents in filing cabinets or other suitable containers marked to show Triple-A's interest.

          SECTION 6.03. RIGHTS OF THE COLLATERAL AGENT. At any time:

          (a) The Collateral Agent may notify the Obligors of the Purchased Receivables, or any of them, of Triple-A's ownership interest in the Purchased Assets and direct such Obligors, or any of them, that payment of all amounts payable under any Purchased Receivable be made directly to Triple-A or its designee (including, without limitation, the Collateral Agent).

          (b) The Seller shall, at the Collateral Agent's or Triple-A's request and at the Seller's expense, give notice of Triple-A's interest in the Purchased Assets to each Obligor (in substantially the form of the Notice of Assignment) and direct that payments be made directly to Triple-A or its designee (including, without limitation, the Collateral Agent).

          (c) The Seller shall, at the Collateral Agent's request, assemble all Records which the Collateral Agent reasonably believes are necessary or appropriate for the administration and enforcement of the Purchased Assets, and shall make the same available to the Collateral Agent at a place selected by the Collateral Agent or its designee.

          (d) Each of the Seller and Triple-A hereby authorize the Collateral Agent to take any and all steps in the Seller's name and on behalf of the Seller necessary or desirable, in the determination of the Collateral Agent, to collect all amounts due under any and all Purchased Receivables or Related Security related thereto, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Purchased Receivables and the related Contracts.

          SECTION 6.04. FURTHER ACTION EVIDENCING TRANSFERS. (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that Triple-A may reasonably request in order to protect or more fully evidence Triple-A's ownership interest in the Purchased Receivables, the Related Security and the Collections related thereto, or to enable Triple-A to exercise or enforce any of its rights hereunder or under any related document. Without limiting the generality of the foregoing, the Seller will mark its master data processing records evidencing such Purchased Receivables, Related Security and Collections related thereto with a legend, acceptable to Triple-A, evidencing that Triple-A has acquired an ownership interest therein as provided in this Agreement and, upon the request of Triple-A, will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as Triple-A may reasonably request. The Seller hereby authorizes Triple-A to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Purchased Receivables, Related Security and Collections related thereto now existing or hereafter arising without the signature of the Seller where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Purchased Receivables, Related Security and Collections related thereto, or any part thereof, shall be sufficient as a financing statement. If the Seller fails to perform any of its agreements or obligations under this Agreement, Triple-A may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of Triple-A incurred in connection therewith shall be payable by the Seller upon Triple-A's demand therefor; PROVIDED, HOWEVER, prior to taking any such action, Triple-A shall give notice of such intention to the Seller and provide the Seller with a reasonable opportunity to take such action itself.

          (b) The Seller shall, on or prior to the date of each Receivables Purchase hereunder, deliver or cause to be delivered the related Contract File to the Custodian, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Triple-A. In the event that the Seller or the Servicer receives any other instrument or any writing constituting chattel paper which, in either event, evidences a Purchased Receivable or other Purchased Assets, the Seller or the Servicer as applicable shall deliver such instrument or chattel paper to the Custodian on behalf of Triple-A within three (3) Business Days after receipt, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Triple-A.

          SECTION 6.05. RESPONSIBILITIES OF THE SELLER. Anything herein to the contrary notwithstanding, the Seller shall (i) perform all of its obligations under the Contracts to the same extent as if such Contracts had not been transferred to Triple-A hereunder and the exercise by Triple-A or its assigns of their respective rights hereunder shall not relieve Seller from such obligations and (ii) pay when due any taxes, including without limitation, sales, excise and personal property taxes payable in connection with the Purchased Assets, unless the Seller is contesting the payment of such taxes in good faith and by appropriate proceedings and with respect to which no Adverse Claim has been asserted or filed.

          SECTION 6.06. ADMINISTRATION OF COLLECTIONS BY SERVICER. (a) The Servicer shall identify on a timely basis all Collections which are on account of the Purchased Assets, including all deposits to Lock Box Accounts. On each Business Day, all Collections received in the Lock Box Accounts for the prior Business Day (and such Business Day, if practicable) shall be transferred to the Collection Account. If the Servicer receives any cash or checks, drafts, wire transfers or other instruments for the payment of money on account or otherwise in respect of the Purchased Assets, the Servicer shall segregate such cash and other items, hold such cash and other items in trust for the benefit of Triple-A and the Collateral Agent and shall cause such cash and other items (properly endorsed, where required, so that such items may be collected by Triple-A) to be deposited in a Lock Box Account or directly in the Collection Account immediately after the date any such cash or other item shall have been identified as being on account of a Purchased Assets.

          SECTION 6.07. APPLICATION OF COLLECTIONS. All Collections on account of the Purchased Receivables of each Obligor shall be applied in the order of maturity thereof unless specifically identified otherwise in writing by such Obligor or directed by a court of competent jurisdiction. Any payment by an Obligor in respect of any indebtedness or other obligations owed by such Obligor to the Seller or the Servicer shall, except as otherwise specified by such Obligor or otherwise required by law, be applied as a Collection of a Receivable of such Obligor (in the order of the age by invoice date of such Receivables, starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other indebtedness of such Obligor to the Seller or the Servicer. The Servicer shall not influence or instruct any Obligor who is indebted to the Seller in respect of any indebtedness not included in the Purchased Assets to direct that its remittances be applied to any such indebtedness prior to being applied to the Purchased Assets.

          SECTION 6.08. SERVICING FEE. On each Settlement Date, as full compensation for its servicing activities hereunder, the Servicer shall be entitled to receive a fee (the "SERVICING FEE") in an amount equal to 1.0% TIMES the Outstanding Balance of the Purchased Receivables as of the last day of the prior calendar month TIMES a fraction, the numerator of which is the number of actual days elapsed in such calendar month and the denominator of which equals 360, PROVIDED, THAT, if the Servicer hereunder is also the Servicer under the Purchase Agreement, the Servicing Fee hereunder shall be deemed paid to the extent of any payment by the Seller of the

"Servicing Fee" specified and defined in the Purchase Agreement. Notwithstanding the foregoing, to the extent that Advances under the Liquidity Agreement are used to fund or maintain Borrowings or Purchases, then the Servicing Fee shall be .75% TIMES the Outstanding Balance of the Receivables as of the last day of the prior calendar month TIMES a fraction, the numerator of which is the number of actual days elapsed in such calendar month and the denominator of which equals 360. In the event that Triple-A (or the Collateral Agent) appoints a successor Servicer, the Servicing Fee may be adjusted as required by such successor Servicer and as agreed to by Triple-A and the Collateral Agent.

          SECTION 6.09. RESIGNATION; SUCCESSOR SERVICER. (a) The obligation of the Servicer to service the Purchased Receivables is personal to the Servicer and the parties recognize that another Person may not be qualified to perform such obligations. Accordingly, the Servicer's obligation to service the Purchased Assets hereunder shall be specifically enforceable and shall be absolute and unconditional in all circumstances, including, without limitation, after the occurrence and during the continuation of any Event of Termination or Servicing Termination Event hereunder; PROVIDED, HOWEVER, that a Successor Servicer may be appointed pursuant to this SECTION 6.09.

          (b) Notwithstanding the foregoing, the Servicer may resign from the obligations and duties hereby imposed on it as Servicer upon determination that
(i) the performance of its duties hereunder is no longer permissible under any applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under any such applicable law. Any determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an opinion of counsel to such effect delivered to Triple-A and the Collateral Agent. Except to the extent inconsistent with any such applicable law, no such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with the remaining provisions of this
SECTION 6.09.

          (c) The Collateral Agent shall, as promptly as possible after the Servicer has given notice pursuant to SECTION 6.09(b) above or at any time after the Collateral Agent's designation of a successor Servicer pursuant to SECTION 6.01, appoint a successor servicer (the "SUCCESSOR SERVICER") and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Collateral Agent. Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement or any other Facility Documents to the Servicer shall be deemed to refer to the Successor Servicer. The Servicer agrees to cooperate with the Successor Servicer in effecting the transfer of its responsibilities, duties, liabilities and rights hereunder, including, without limitation, the execution and delivery of assignments of financing statements, the transfer to the Successor Servicer of all cash amounts held by the Servicer or thereafter received with respect to the Purchased Assets, the transfer of electronic records relating to the Purchased Assets in such form as the Successor Servicer may reasonably request and the transfer of all related Records, correspondence and other documents relating to the Purchased Assets.

          SECTION 6.10. LOCK-BOX ACCOUNTS; COLLECTION ACCOUNT. The Seller has established and will maintain a system of operations, accounts and instructions to the Lock-Box Banks and will establish and maintain the Collection Account as provided in this SECTION 6.10. Pursuant to a Lock-Box Agreement, each Lock-Box Account shall be irrevocably instructed to wire all funds to the Collection Account, which Collection Account shall be maintained in the name of the Collateral Agent. Neither the Seller, nor any Person claiming by, through or under the Seller shall have any control over the use of, or any right to withdraw any item or amount from, any Lock-Box Account or the Collection Account except as expressly provided in the Lock-Box Agreements. The Collateral Agent on behalf of Triple-A is hereby irrevocably authorized and empowered, as the Seller's attorney-in-fact, to endorse any item deposited in a lock-box or presented for deposit in any Lock-Box Account or the Collection Account requiring the endorsement of the Seller, which authorization is coupled with an interest.

          SECTION 6.11. COLLECTION ACCOUNT. (a) Pursuant to the Credit Agreement, the Seller has established for the sole and exclusive benefit of the Collateral Agent for the benefit of Triple-A, the Surety and their respective assigns, a cash collateral account (the "COLLECTION ACCOUNT"). The Collection Account shall be a special purpose segregated trust account maintained with Bank of Boston but shall be under the sole dominion and control of, and in the name of, the Collateral Agent. All funds held in the Collection Account, including investment earnings thereon, shall be invested in Permitted Investments at the direction of the Seller; PROVIDED, HOWEVER, that from and after the Termination Date or otherwise upon the occurrence and during the continuance of any Event of Termination, the Collateral Agent shall have the sole right to restrict the maturities of any investments held in the Collection Account and to direct the withdrawal of any such investments for the purposes of paying Capital, Yield and any Obligations owed hereunder. The Collateral Agent shall have the sole and exclusive right to withdraw or order a transfer of funds from the Collection Account in accordance with the terms and provisions of this SECTION 6.11; PROVIDED however, that the Collateral Agent agrees to turn over to the Originator any funds which are deposited in the Collection Account and which do not constitute Collections or other proceeds of Purchased Assets, less all reasonable and appropriate out-of-pocket costs and expenses incurred by the Collateral Agent in connection with such misdirected funds.

          (b) All Collections and other proceeds of the Purchased Assets in the Collection Account shall be held in trust for the benefit of Triple-A and the Surety and, except as otherwise provided in SECTION 6.11(d) below with respect to any Business Day from and after the Designated Termination Date, such Collections and other proceeds shall be used solely for the following purposes and in the following order of priority:

          (i) To remit to the Seller any Collections representing sales or other taxes or insurance payments for the purpose of satisfying the Seller's obligations in respect of such taxes or insurance;

          (ii) To pay Yield and other Carrying Costs which are then due and payable;

          (iii) To repay Capital as provided in SECTION 2.04;

          (iv) To pay any other Obligations which may be due and owing at such time; and

          (v) If such day is a Settlement Date, to be remitted to the Seller in consideration of the Deferred Purchase Price, PROVIDED, THAT if any "Obligations" under the Credit Agreement remain outstanding, such amounts shall be remitted to the Collateral Agent for application in accordance with the terms of the Credit Agreement to the extent of such Obligations; PROVIDED, further, that such funds shall only be remitted to the Seller to the extent that, after giving effect to such transfer of funds and such Purchases, the amount of Capital then outstanding does not exceed the Capital Limit then in effect.

The Seller, in making any request for funds to be withdrawn from the Collection Account, shall certify to each of the Collateral Agent and the Collection Account Bank that the funds will be used for one of the purposes described above in this SECTION 6.11(b).

          If, on any Business Day prior to the Designated Termination Date, the Collections of Purchased Assets on deposit in the Collection Account and available for withdrawal under CLAUSE (II) above are less than the amount of the obligations described in such CLAUSE, such available funds shall be allocated in the priority set forth in SECTION 6.11(c) below; if, on any such Business Day, the Collections of Purchased Assets on deposit in the Collection Account and available for withdrawal under CLAUSE (IV) above are less than the amount of the obligations described in such CLAUSE, such available funds shall be allocated to the Persons to whom such obligations are owed ratably according to the respective amounts owed.

          (c) On each Business Day prior to the Designated Termination Date, to the extent that the Collections of Purchased Assets on deposit in the Collection Account and available under CLAUSE (II) of SECTION 6.11(b) are insufficient to pay all Carrying Costs which are then due and payable, such funds shall be applied to the Carrying Costs in the following order of priority:

          (i) To pay any accrued and unpaid Yield (either directly, by paying to the Swap Provider amounts owed under the Interest Rate Hedges or by reimbursing Triple-A and/or the Surety for payments made by either of them to the Swap Provider on account of amounts owed under the Interest Rate Hedges);

          (ii) To pay the pro-rata portion of any accrued and unpaid fees owing under the Fee Letter which are allocable to this Agreement;

          (iii) To pay the pro-rata portion of any accrued and unpaid expenses of the Collateral Agent which are allocable to this Agreement;

          (iv) To pay any accrued and unpaid Servicing Fee; and

          (v) To pay ordinary course expenses of the Seller to the extent the same are due or past due.

If, on any such Business Day, the Collections of Purchased Assets on deposit in the Collection Account and available for withdrawal under either CLAUSE (II) or
(V) above are less than the amount of the obligations described in such CLAUSE, such available funds shall be allocated to the Persons to whom such obligations are owed ratably according to the respective amounts owed.

          (d) On each Business Day from and after the Designated Termination Date, Collections and other proceeds of Purchased Assets shall be withdrawn from the Collection Account solely upon direction of the Collateral Agent to be applied against the Obligations in the following order of priority;

          (i) To remit to the Seller any Collections representing sales or other taxes or insurance payments for the purpose of satisfying the Seller's obligations in respect of such taxes or insurance;

          (ii) To pay any accrued and unpaid Servicing Fee (if the Servicer is a party other than the Originator or an Affiliate thereof);

          (iii) To pay accrued and unpaid Yield (either directly or by paying to the Swap Provider amounts owed under the Interest Rate Hedges or by reimbursing Triple-A and/or the Surety for payments made by either of them to the Swap Provider on account of amounts owed under the Interest Rate Hedges);

          (iv) To pay the pro-rata portion of any accrued and unpaid fees owing under the Fee Letter which are allocable to this Agreement;

          (v) To repay all outstanding Capital;

          (vi) To pay the pro-rata portion of the accrued and unpaid expenses of the Collateral Agent which are allocable to this Agreement;

          (vii) To pay any other accrued and unpaid Obligations which have not been paid pursuant to clauses (i) through (v) above;

          (viii) To pay any other Carrying Costs which are due and owing but have not been paid pursuant to clauses (i) through (vi) above; and

          (ix) To pay any accrued and unpaid Servicing Fee owed to the Originator or an Affiliate thereof.

If, on any such Business Day, the funds on deposit in the Collection Account and available for withdrawal under either CLAUSE (iv), (vi), (vii) or (viii) above are less than the amount of the obligations described in such CLAUSE, such available funds shall be allocated to the Persons to whom such obligations are owed ratably according to the respective amounts owed. Any funds remaining in the Collection Account after payment of the foregoing Obligations and other fees and expenses shall be remitted to the Seller in consideration of the Deferred Purchase Price, PROVIDED that if any "Obligations" under the Credit Agreement remain outstanding, such funds shall be remitted to the Collateral Agent for application in accordance with the terms of the Credit Agreement to the extent of such "Obligations".

                                   ARTICLE VII

                           WIND-DOWN EVENTS; REMEDIES

          SECTION 7.01. WIND-DOWN EVENTS. Each of the following events shall constitute a "WIND-DOWN EVENT" within the meaning of this Triple-A Purchase
Agreement:

          (a) The occurrence of any Event of Termination under the Purchase Agreement or any "Wind-Down Event" under the Credit Agreement;

          (b) The Servicer (if the Seller or any Affiliate of the Seller) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this SECTION 7.01(b)) and such failure shall remain unremedied for three Business Days after written notice from the Collateral Agent or (ii) either the Servicer (if the Seller or any Affiliate of the Seller) or the Seller shall fail to make any payment or deposit to be made by it hereunder when due and, solely in the case of any such payments which do not constitute payments of Capital or Yield, such failure shall remain unremedied for three (3) Business Days after written notice from the Collateral Agent; or

          (c) The Seller shall fail to perform or observe any term, covenant or agreement contained in SECTION 5.03 and any such failure shall remain unremedied for five (5) Business Days after written notice from the Collateral Agent; or

          (d) Any representation or warranty made or deemed to be made by the Seller (or any of its officers) under or in connection with this Triple-A Purchase Agreement, any Settlement Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; PROVIDED, HOWEVER, that (i) to the extent any breach of any such representation or warranty may be cured within ten (10) Business Days, the Seller shall have ten (10) Business Days after learning of such breach to make such representation and warranty true and correct and (ii) if any such false or incorrect representation or warranty has given rise to a deemed Collection as provided under SECTION 2.04 of this Triple-A Purchase Agreement, then, upon the Seller's payment of such deemed Collection at the time and in the manner required under this Triple-A Purchase Agreement, the breach of such representation or warranty shall not give rise to a Wind-Down Event under this subsection (d); or;

          (e) The Seller shall fail to perform or observe any other term, covenant or agreement contained in this Triple-A Purchase Agreement on its part to be performed or observed and any such failure shall remain unremedied for ten
(10) Business Days after written notice from the Collateral Agent (it being understood that if any such failure gives rise to a deemed Collection under
SECTION 2.04 of this Triple-A Purchase Agreement, then, the payment of such deemed Collection at the time and in the manner required under this Triple-A Purchase Agreement shall be deemed a remedy of such failure); or

          (f) The interest of the Collateral Agent in the Purchased Assets shall for any reason, except to the extent permitted by the terms hereof, cease to create a valid and perfected first priority interest in such Purchased Assets; PROVIDED, HOWEVER, if any such failure results in a deemed Collection under SECTION 2.04 of this Triple-A Purchase Agreement and the Seller satisfies in full its payment obligations under such section with respect to such deemed Collection, then such failure shall not give rise to a Wind-Down Event under this subsection (f); or

          (g) (i) An Insolvency Event shall occur with respect to the Seller or the Originator or (ii) the Seller or the Originator shall take any corporate action to authorize the filing of any Insolvency Proceeding; or

          (h) As of the close of business on any Settlement Date, the Capital Limit shall be less than the aggregate outstanding Capital; or

          (i) The Originator shall cease to own 100% of the issued and outstanding stock of the Seller; or

          (j) There shall have occurred, since the initial Receivables Purchase Date, a material adverse change in the financial condition of the Seller or there shall have occurred any event which materially and adversely affects the collectibility or the Receivables generally or the ability of the Seller to perform hereunder; or

          (k) Triple-A or the Surety shall determine that continuation of this Triple-A Purchase Agreement without exercise of remedies under Section 7.02 will impose a material adverse regulatory impact on Triple-A or the Surety, as the case may be.

          SECTION 7.02. REMEDIES. During the existence of a Wind-Down Event, the Collateral Agent on behalf of Triple-A may, by written notice to the Seller, take any or all of the following actions, at the same or different times: (i) declare the Termination Date to have occurred; (ii) declare the Obligations to be immediately due and payable; (iii) pursue any other remedy under this Triple-A Purchase Agreement and the other Facility Documents and (iv) exercise any rights and remedies of a secured party under Article 9 of the UCC, which rights and remedies shall be cumulative to those provided for under this Triple-A Purchase Agreement and the other Facility Documents; PROVIDED, HOWEVER, that in the case of any event described in clause (i) of SUBSECTION 7.01(g) above, then, automatically upon the occurrence of such event without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Seller, anything contained herein to the contrary notwithstanding, the Termination Date shall be deemed to have occurred automatically and any Obligations owed hereunder shall be immediately due and payable. The rights and remedies of a secured party which may be exercised by the Collateral Agent pursuant to clause (iv) of this SECTION 7.02 shall include, without limitation, the right to (y) identify and engage a Successor Servicer to act as servicer for the Receivables in the event of a Servicing Termination Event, and (z) without notice except as specified below solicit and accept bids for and sell the Purchased Assets or any part thereof in one or more parcels at a public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Seller agrees that, to the extent notice of sale shall be required by law, 10 Business Days' notice to the Seller of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and that it shall be commercially reasonable for the Collateral Agent to sell the Purchased Assets on an as-is basis, without representation or warranty of any kind. The Collateral Agent shall not be obligated to make any sale of Purchased Assets regardless of notice of sale having been given and may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                                  ARTICLE VIII

                          INDEMNIFICATION; REPURCHASES

          SECTION 8.01. INDEMNITIES BY THE SELLER. (a) Without limiting any other rights which Triple-A may have hereunder or under applicable law, the Seller hereby agrees to indemnify Triple-A and its permitted successors and assigns (including, without limitation, Triple-A, the Collateral Agent and the Surety) and their respective officers, directors, agents and employees (each, an "INDEMNIFIED PARTY"), from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any Indemnified Party relating to or resulting from any of the following (excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except with respect to payment and performance obligations provided for in this Agreement) for uncollectible Receivables):

          (i) the transfer of any Receivable which was not, as of the Receivables Purchase Date, an Eligible Receivable;

          (ii) any representation or warranty made or deemed made by the Seller or the Originator (or any of their respective officers) under or in connection with the Purchase Agreement or this Triple-A Purchase Agreement, any Settlement Report or any other information or report delivered by the Seller or the Originator pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

          (iii) the failure by the Seller or the Originator (individually or as Servicer) to comply with any term, provision or covenant contained in this Triple-A Purchase Agreement or the Purchase Agreement (other than any covenant contained in SECTION 5.04 of the Purchase Agreement, a breach of which shall constitute an Event of Termination but shall not give rise to indemnification under this SECTION 8.01), or any agreement executed in connection with this Triple-A Purchase Agreement or the Purchase Agreement or with any applicable law, rule or regulation with respect to any Purchased Receivable, the related Contract, the Related Security or the other Purchased Assets, or the nonconformity of any

     Purchased Receivable, the related Contract, the Related Security or the other Purchased Assets with any such applicable law, rule or regulation;

          (iv) the failure to vest and maintain vested in Triple-A or to transfer to Triple-A an ownership interest in the Purchased Assets, free and clear of any Adverse Claim (including, without limitation, free and clear of any Permitted Lien except in favor of Triple-A or its assignees) whether existing on the Receivables Purchase Date or at any time thereafter;

          (v) the failure to file, or any delay in filing (other than solely as a result of the action or inaction of Triple-A), financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws against the Obligor with respect to any Contract or Receivables which are, or are purported to be, Purchased Assets, whether at the time of any Purchase or at any subsequent time;

          (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Purchased Receivable (including, without limitation, a defense based on such Purchased Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of the Equipment and/or services related thereto or the furnishing or failure to furnish such Equipment and/or services;

          (vii) any failure of the Seller or the Originator, as Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of Article VI hereof or Article VI of the Purchase Agreement;

          (viii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Equipment or any other goods, merchandise and/or services which are the subject of any Receivable or Contract;

          (ix) the failure to pay when due any taxes, including, without limitation, sales, excise or personal property taxes payable in connection with the Purchased Assets;

          (x) the termination, rejection or non-assumption by the Seller of any Contract prior to the original term of such Contract, whether such rejection, early termination or non-assumption is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable laws (including, without limitation, Section 365 of the Bankruptcy Code);

          (xi) the failure of the Seller, the Originator and the Obligors under the Contracts to maintain casualty and liability insurance for the Equipment related to the

     Purchased Receivables in an amount at least equal to the Discounted Receivables Balance for such Purchased Receivables;

          (xii) the failure of any Lock-Box Bank to remit any funds in the Lock-Box Accounts as required hereunder; and

          (xiii) the commingling of Collections of any Transferred Assets with any other funds of the Seller.

Any amounts subject to the indemnification provisions of this SECTION 8.01 shall be paid by the Seller to the applicable Indemnified Party within two Business Days following the Indemnified Party's demand therefor.

          SECTION 8.02. REPURCHASES OF DESIGNATED RECEIVABLES. The following rights are in addition to and not in limitation of any other rights or remedies that Triple-A or CapMAC may have hereunder.

          (a) The Seller may, at any time upon not less than five Business Days' prior written notice to the Collateral Agent, elect to repurchase any Designated Receivable and the Purchased Assets relating thereto, which purchase shall take place on the first Settlement Date to occur after the Collateral Agent's receipt of such notice, for the repurchase price specified in SUBSECTION
(b) of this SECTION 8.02.

          (b) In the case of a repurchase from Triple-A by the Seller of a Purchased Asset pursuant to this SECTION 8.02, the Seller shall, on the Settlement Date coinciding with such repurchase pay to the Collateral Agent as a reduction of Capital an amount equal to the Outstanding Balance of the related Designated Receivable. The proceeds of any such repurchase shall be deemed to be Collections of such Purchased Asset received by the Seller, and the amount of each such Collection shall be applied as provided in SECTION 2.04. The repurchase of any Purchased Asset shall not relieve the Seller of its obligation under SECTION 2.04(a) to pay Yield on the Capital outstanding with respect to such Purchased Asset through the Payment Date relating to such Capital. Any such repurchase shall be made without recourse or warranty, express or implied (other than a representation and warranty that such Asset is free and clear of any Adverse Claim created by or through Triple-A).

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.01. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Triple-A Purchase Agreement nor consent to any departure by the Seller, shall in any event be effective unless the same shall be in writing and signed by (i) the Collateral Agent on behalf of itself and Triple-A and the Seller (with respect to an amendment) or (ii) the Collateral Agent on behalf of itself and Triple-A (with respect to a waiver or consent by it) or the Seller (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Triple-A Purchase Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement (together with the exhibits hereto) among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

          SECTION 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of delivery by mail, five days after being deposited in the mails, or, in the case of notice by telex, when telexed against receipt of answer back, or in the case of notice by facsimile copy, when verbal communication of receipt is obtained, in each case addressed as aforesaid, except that notices and communications pursuant to Article II shall not be effective until received.

          SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of the Collateral Agent or Triple-A to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04. BINDING EFFECT; ASSIGNABILITY. This Triple-A Purchase Agreement shall be binding upon and inure to the benefit of the Seller, Triple-A, the Collateral Agent and their respective successors and permitted assigns (which successors of the Seller shall include a trustee in bankruptcy). The Seller may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Triple-A and the Collateral Agent. Each of Triple-A and the Collateral Agent may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of the Seller. Without limiting the foregoing, the Seller hereby acknowledges that Triple-A has agreed pursuant to the Liquidity Agreement and certain related agreements that, subject to the restrictions set forth therein, certain parties providing credit enhancements and/or liquidity for Triple-A in connection with the Triple-A Purchase Agreement shall be entitled to exercise Triple-A's rights under this Triple-A Purchase Agreement and in addition, shall constitute third-party beneficiaries of this Agreement. The Seller hereby consents to the foregoing and agrees to cooperate with any such Person electing to exercise Triple-A's rights under this Triple-A Purchase Agreement. This Triple-A Purchase Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Termination Date, as the Collection Date shall occur; PROVIDED, HOWEVER, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV and
Article VIII shall be continuing and shall survive any termination of this Triple-A Purchase Agreement.

          SECTION 9.05. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS TRIPLE-A PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE COLLATERAL AGENT IN THE COLLATERAL OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THE SELLER HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE SELLER AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID, OR, AT THE OPTION OF EITHER TRIPLE-A OR THE COLLATERAL AGENT, BY SERVICE UPON CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, WHICH THE SELLER HEREBY IRREVOCABLY APPOINTS AS ITS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS. THE SELLER HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE SELLER AND TRIPLE-A AND/OR THE COLLATERAL AGENT ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS TRIPLE-A PURCHASE AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. WITH RESPECT TO THE FOREGOING CONSENT TO JURISDICTION, THE SELLER HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 9.05 SHALL AFFECT THE RIGHT OF TRIPLE-A OR THE COLLATERAL AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF TRIPLE-A OR THE COLLATERAL AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

          SECTION 9.06. COSTS, EXPENSES AND TAXES. (a) The Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing fees as provided for in SECTION 5.01(c) and any requested amendments, waivers or consents) of this Triple-A Purchase Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Triple-A and the Collateral Agent with respect thereto and with respect to advising Triple-A and the Collateral Agent as to its rights and remedies under this Triple-A Purchase Agreement, and the other agreements executed pursuant hereto and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Triple-A Purchase Agreement and the other agreements and documents to be delivered hereunder.

          (b) In addition, the Seller shall pay any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Triple-A Purchase Agreement or the other agreements and documents to be delivered hereunder, and agrees to indemnify the Collateral Agent, Triple-A and their respective assignees against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          SECTION 9.07. EXECUTION IN COUNTERPARTS; SEVERABILITY. This Triple-A Purchase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Triple-A Purchase Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 9.08. NO BANKRUPTCY PETITION AGAINST TRIPLE-A. The Seller covenants and agrees that it will not institute against Triple-A, or join any other Person in instituting against Triple-A, any Insolvency Proceeding under bankruptcy law or under any similar federal or state law.

          SECTION 9.09. REFERENCE TO AND EFFECT ON PRIOR LRPA AND CREDIT AGREEMENT. Each of the parties hereto ratifies the sales, conveyances, payments, representations, warranties, covenants and indemnities made by such party in the Prior LRPA and Credit Agreement and agrees that such agreement is, as of the date hereof, in full force and effect. From and after the effectiveness of the initial Receivables Purchase under this Agreement in accordance with Section 3.01, (i) the terms and provisions of this Agreement shall amend and supersede the terms and provisions of the Prior LRPA and the Credit Agreement in their entirety, (ii) the continuing rights, remedies and obligations of the parties with respect to any Receivables and other Purchased Assets acquired under the Prior LRPA or financed under the Credit Agreement shall be governed by the terms and provisions of this Agreement to the same extent as if such Purchased Assets had been conveyed under this Agreement, (iii) all of Triple-A's funding commitments under the Credit Agreement shall be terminated and (iv) all references in any other

Facility Documents to the Prior LRPA or Appendix A thereto shall mean and be a reference to this Agreement and Appendix A hereto. It is expressly understood and agreed that the execution and delivery of this Agreement is not intended to be, and shall not be construed as, a novation of the Prior LRPA nor the Credit Agreement nor of any liens granted or indebtedness incurred thereunder.

          IN WITNESS WHEREOF, the parties below have caused this Triple-A Purchase Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.


                                   HPSC BRAVO FUNDING CORP., as Seller


                                   By: ________________________________________
                                       Title:  President


                                   Address:  Sixty State Street
                                             35th Floor
                                             Boston, MA  02109-1803
                                             Attn:  President
                                   Telephone: (617) 720-7251
                                   Telecopy:  (617) 720-7272


                                   HPSC, INC., as Servicer


                                   By: ________________________________________
                                       Title:__________________________________


                                   Address:  Sixty State Street
                                             35th Floor
                                             Boston, MA  02109-1803
                                             Attn:  Vice President, Finance
                                   Telephone:
                                   Telecopy:

                                   TRIPLE-A ONE FUNDING CORPORATION

                                   By: Capital Markets Assurance Corporation,
                                       its Attorney-in-Fact


                                   By:__________________________________________
                                       Title:  Vice-President


                                   Address:  113 King Street
                                             Armonk, New York  10504
                                             Attn:  Head of Exposure Management
                                   Telephone:  (914) 273-4545
                                   Telecopy:   (914) 765-3810


                                   CAPITAL MARKETS ASSURANCE CORPORATION


                                   By:__________________________________________
                                       Title: Vice-President

                                   Address:  113 King Street
                                             Armonk, New York  10504
                                             Attn:  Head of Exposure Management
                                   Telephone:  (914) 273-4545
                                   Telecopy:   (914) 765-3810

                                   APPENDIX A

                                       to

                           TRIPLE-A PURCHASE AGREEMENT

                                DEFINITIONS LIST

                                    Attached

                                DEFINITIONS LIST

                                       TO

                           TRIPLE-A PURCHASE AGREEMENT

          "ADVANCE" means an "Advance" funded to Triple-A under the Liquidity Agreement.

          "ADMINISTRATIVE AGENT" means CapMAC in its capacity as "Administrative Agent" for Triple-A.

          "ADVERSE CLAIM" means a lien, security interest, charge, encumbrance or other right or claim of any Person other than Permitted Encumbrances.

          "AFFILIATE" means, with respect to any Person, a Person: (i) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; (ii) that beneficially owns or holds 5% or more of any class of the voting stock (or, in the case of a Person that is not a corporation, 5% or more of the equity interest) of such Person; or (iii) 5% or more of the voting stock (or, in the case of a Person that is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock or an equity interest, by contract, or otherwise.

          "AFFILIATED OBLIGOR" means any Obligor which is an Affiliate of another Obligor.

          "AGREEMENT" means the Triple-A Purchase Agreement.

          "AGGREGATE OUTSTANDINGS" means, on any day, an amount equal to the sum of (i) the outstanding Capital as of such day and (ii) the outstanding principal amount of all "Triple-A Loans" under the Credit Agreement as of such day.

          "AGGREGATE RESERVES" means, on any day, an amount equal to the Discounted Eligible Receivables Balance times the GREATEST of (i) 10%, (ii) the Default Reserve Ratio as computed in the most recent Settlement Report and (iii) the Excess Concentration Reserve Ratio as computed on the most recent Settlement Date; PROVIDED, that the Aggregate Reserves shall not be less than the greatest of (a) $1,000,000, (b) the sum of the Outstanding Balances of all Receivables owed by the five (5) Obligors who owe the largest Outstanding Balances of Receivables owed by any single Obligor, and (c) twenty-five percent (25%) of the highest dollar amount of Aggregate Reserves as of any previous time.

          "BANCO SANTANDER" means Banco Santander Central Hispano, a Spanish bank, New York Branch.

          "BANK OF BOSTON" means The First National Bank of Boston, now known as Fleet Capital Corporation, a national banking association.

          "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C.
Section 101 ET SEQ.), as amended from time to time, or any successor statute.

          "BASE RATE" means a fluctuating interest rate per annum equal to the higher of (i) the rate of interest published in the Wall Street Journal as the prime rate, or, in the event that no such rate is published, the rate of interest announced publicly by the Liquidity Agent in New York, New York, as its prime or reference rate, whether or not such rate is the lowest rate offered by such institution to its corporate borrowers and (ii) 1/2 of one percent per annum above the Federal Funds Rate.

          "BASE RATE ADVANCE" means an Advance which bears interest at the Base Rate.

          "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Originator or any ERISA Affiliate is, or at any time within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or public holiday or the equivalent for banks in New York City or Boston, Massachusetts; PROVIDED that, when used in connection with any Eurodollar Rate Advance or other matters concerning the Eurodollar Rate, the term "Business Day" means any such day on which dealings are carried on in the London interbank market and on which banks are open for business in London, England.

          "BUYER", when used in the Purchase Agreement or in these definitions, means HPSC Bravo Funding Corp., a Delaware corporation.

          "CAPITAL" means the original amount paid to the Seller for each Receivables Purchase under this Triple-A Purchase Agreement pursuant to SECTIONS
2.01 and 2.02, reduced from time to time by Collections received and distributed on account of such Capital pursuant to SECTION 2.04 hereof. If Triple-A or the Administrative Agent is required (or believes in good faith that it is required) by law to repay (as a preference or otherwise) to any Obligor, the Originator, the Seller, a Lock-Box Bank, a trustee for any Obligor, the Originator or the Seller, a court or any other Person, any amount that previously caused a reduction in Capital, then Capital shall be reinstated by the amount of such repayment and the Seller will indemnify and hold Triple-A or the Administrative Agent harmless for the amount of such repayment, interest thereon required (or believed in good faith by Triple-A or the Administrative Agent to be required) to be paid in connection therewith and all losses, liabilities, costs and expenses related thereto (including but not limited to reasonable attorneys' fees and expenses).

          "CAPITAL LIMIT" means, on any day, (A) the Discounted Eligible Receivables Balance on such day MINUS (B) the Aggregate Reserves then in effect.

          "CAPMAC" means Capital Markets Assurance Corporation, a New York stock insurance company.

          "CARRYING COSTS" means, at any time, the aggregate amount of (i) all accrued and unpaid Yield, fees, premiums and other expenses owing by the Seller to Triple-A, the Collateral Agent, the Dealer, the Surety, the Swap Provider, the Servicer and the Administrative Agent (including, without limitation, all fees owed under the Fee Letter, collateral audit fees and expenses, the Servicing Fee, the CP Dealer Fees and the Surety Bond Premium) PLUS (ii) all ordinary course operating expenses incurred by the Seller during such calendar month (including rent, salaries, professional fees and expenses incurred in connection therewith).

          "CARRYING COSTS PERCENTAGE" means a percentage, calculated as of the last day of each month equal to the sum of (i) the sum of the per annum rates used to calculate the Servicing Fee and the "Administration Fee" and "Program Fee" described in the Fee Letter PLUS (ii) a fraction (expressed as a percentage) the numerator of which equals Carrying Costs described in clause
(ii) of the definition thereof which were incurred during the calendar month then ending and the denominator of which equals the sum of the average Aggregate Outstandings during such month.

          "COLLATERAL AGENT" means CapMAC, in its capacity as Collateral Agent pursuant to the Credit Agreement and this Triple-A Purchase Agreement, and any successor Collateral Agent.

          "COLLECTION ACCOUNT" means that account defined as such in SECTION
6.11 of this Triple-A Purchase Agreement.

          "COLLECTION ACCOUNT BANK" means the bank maintaining the Collection Account.

          "COLLECTION DATE" means the date following the Termination Date on which (i) the aggregate outstanding Capital has been reduced to zero, (ii) Triple-A has received all accrued Yield, fees and other amounts payable under this Triple-A Purchase Agreement and the other Facility Documents (other than the Credit Agreement) and (iii) the Surety Bonds have been discharged (other than through payment thereunder).

          "COLLECTIONS" means, with respect to any Purchased Asset or other Receivable, as applicable, all cash collections and other cash proceeds of such Purchased Asset or Receivable, including, without limitation, all cash proceeds of Related Security related thereto, and in the case of any Purchased Assets, all cash collections of any Purchased Receivables included therein, and, in either such case, any Collection of such Purchased Asset or Receivable deemed to have been received pursuant to SECTION 2.04 of this Triple-A Purchase Agreement (it being understood that the Seller shall pay, or shall cause the Originator to pay, all such deemed Collection amounts to Triple-A by depositing the amount thereof into the Lock-Box Account).

          "COMMERCIAL PAPER" means the short-term promissory notes of Triple-A denominated in dollars, issued by Triple-A in connection with the transactions contemplated by the Facility Documents, including any portion of such short-term promissory notes that are identified on the books and records of Triple-A as issued in respect of the transactions contemplated by the Facility Documents.

          "CONTRACT" means each Lease, Finance Agreement, Leasehold Improvement Note, Practice Finance Loan, Non-Medical Contract or other agreement or instrument which is purported to be transferred to the Buyer under the Purchase Agreement, whether by purchase or contribution to the Buyer's capital, as identified on EXHIBIT A of the Purchase Agreement as such exhibit may be supplemented from time to time in connection with any subsequent Purchase as described in SECTION 2.02(b) of the Purchase Agreement.

          "CONTRACT FILE" means, with respect to each Contract, the following documents:

          (i) The executed original counterpart of each Contract that constitutes "chattel paper" under 9-105(1)(b) of the UCC or that constitutes an "instrument" for purposes of 9-105(1)(i) of the UCC;

          (ii) Any evidence of insurance and any other documents evidencing or related to any insurance policy maintained by the related Obligor pursuant to the Contract that covers physical damage to the Equipment;

          (iii) If the related Contract is a Lease, copies of such documents, if any, indicating that the Equipment was, as of the date such Contract arose, owned by the Originator and kept on file by the Originator in accordance with its customary procedures relating to such type of Contract, such Obligor and such item of Equipment; and

          (iv) Copies (if available) of UCC financing statements filed by the Originator with respect to the related Equipment or, if no such copies are available, other documentary evidence confirming the filing thereof.

          "CONTRACT PAYMENT" means each periodic installment payable by an Obligor under a Contract for rent, principal and/or interest, excluding all supplemental or additional payments required by the terms of such Contract with respect to sales or other taxes, insurance, maintenance, ancillary products and services and other specific charges.

          "CONTRACT PAYMENT DATE" means, with respect to any Contract, each date on which a Contract Payment is or becomes due and payable thereunder.

          "CP DEALER FEE" means, on any day, the fees payable to the Dealer in respect of any Commercial Paper.

          "CP DISRUPTION" means the inability of Triple-A, at any time, whether as a result of a prohibition or any other event or circumstance whatsoever, to raise funds through the issuance of its commercial paper notes (whether or not constituting Commercial Paper as defined above) in the United States commercial paper market.

          "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of January 31, 1995, as has been amended and as the same may be amended, restated, supplemented, or otherwise modified from time to time, among the Borrower, Triple-A, and CapMAC, as the Administrative Agent and the Collateral Agent.

          "CREDIT AND COLLECTION POLICY" means those credit and collection policies and practices relating to the Contracts and the Receivables described in EXHIBIT D of the Purchase Agreement, as modified in compliance with SECTION 5.03(c).

          "CUSTODIAL AGREEMENT" means that certain Custodial Agreement, dated as January 31, 1995, as has been amended and as the same may be amended, restated, supplemented, or otherwise modified from time to time, among Triple-A, the Originator, the Seller, the Custodian and the Collateral Agent.

          "CUSTODIAN" means Bank of Boston, in its capacity as "Custodian" under the Custodial Agreement, or any successor thereto under the Custodial Agreement.

          "DEALER" means any dealer or placement agent in respect of the Commercial Paper.

          "DEFAULT RATIO" means the ratio (expressed as a percentage), computed as of the last day of each month by dividing (i) two TIMES the aggregate Outstanding Balance of all Purchased Receivables that became Defaulted Receivables or were written off the books of the Buyer as uncollectible during the six-month period then ending by (ii) the average aggregate Outstanding Balances of all Purchased Receivables during such six-month period.

          "DEFAULT RESERVE RATIO" means the ratio (expressed as a percentage), computed as of the last day of each month in accordance with the following formula:

     DRR  =   2 X ADR X WRT, where

     DRR  =   the Default Reserve Ratio;

     ADR  =   the six-month rolling average of the Default Ratios for the six most recent calendar months (including the month then ending); and

     WRT  =   the Weighted Average Remaining Term as expressed in years of the
              Purchased Receivables as of such day.

          "DEFAULTED RECEIVABLE" means a Purchased Receivable at any time: (i) as to which any Scheduled Contract Payment or part thereof is unpaid more than 180 days from its original due date, (ii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in the definition of Insolvency Event or (iii) which, consistent with the Credit and Collection Policy, has been or should be written off the Seller's books as uncollectible.


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


          "DEFERRED PURCHASE PRICE" means, on any date, the excess if any of (i) the aggregate Outstanding Balance of all Purchased Receivables over (ii) the sum of aggregate outstanding Capital, accrued and unpaid Yield thereon, and any other Carrying Costs or other amounts owed hereunder or paid under this Agreement on behalf of the Seller including the pro-rata portion of any fees payable under the Fee Letter to Triple-A and allocable to this Agreement, the Administrative Agent, the Collateral Agent or any Liquidity Bank.

          "DELINQUENCY RATIO" means the ratio (expressed as a percentage), computed as of the last day of each month, by dividing (i) the aggregate Outstanding Balance of all Purchased Receivables which became Delinquent Receivables during the three-month period then ending, by (ii) the sum of the aggregate Outstanding Balances of all Purchased Receivables as of each of the last days of the fifth, fourth and third preceding calendar months (so that, for example, the Delinquency Ratio calculated as of June 30th would have a denominator equal to the sum of the Outstanding Balances of all Purchased Receivables as of January 31st, February 28th, and March 31st).

          "DELINQUENT RECEIVABLE" means a Purchased Receivable that is not a Defaulted Receivable and (i) as to which any Scheduled Contract Payment or part thereof, is unpaid more than 90 days from its original due date or (ii) which, consistent with the Credit and Collection Policy, has been or should be classified as delinquent by the Originator.

          "DESIGNATED OBLIGOR" means, at any time, any Obligor of the Originator whom the Collateral Agent has, following three Business Days' notice, advised the Originator that such Obligor shall be considered a Designated Obligor.

          "DESIGNATED RECEIVABLE" means a Purchased Receivable identified by the Seller to Triple-A as a "Designated Receivable" pursuant to Section 2.02 of the Triple-A Purchase Agreement.

          "DESIGNATED TERMINATION DATE" means the date of the declaration or automatic occurrence of the Termination Date pursuant to SECTION 7.01 of the Purchase Agreement or SECTION 7.02 of this Triple-A Purchase Agreement.

          "DILUTION FACTORS" means with respect to the Purchased Receivables, any credits, rebates, freight charges, cash discounts, volume discounts, cooperative advertising expenses, royalty payments, warranties, cost of parts required to be maintained by agreement (whether express or implied), allowances, disputes, chargebacks, returned or repossessed goods, inventory transfers, allowances for early payments and other allowances that are made or coordinated with the Originator's usual practices.

          "DISCOUNT RATE" means (i) with respect to any Lease or Finance Agreement pursuant to which the Buyer finances an Obligor's purchase of Equipment, the discount rate used to calculate the aggregate Discounted Value of the Scheduled Contract Payments payable under the related Contract as of the last day of the month immediately preceding the month in which such Receivable was acquired from the Originator and (ii) with respect to any other Contract, the interest rate set forth in such Contract. The Discount Rate for such Leases or Finance

Agreements transferred on any date shall be a rate equal to the sum of (i) the interest rate per annum quoted to the Seller by the Swap Provider as the rate at which such Swap Provider is willing to enter into an Interest Rate Hedge pursuant to which the Seller will pay an interest rate calculated in conjunction with an Interest Rate Hedge amortization prepared by the Seller and which complies with SECTION 5.01(n) of the Triple-A Purchase Agreement, and in return shall receive a floating interest rate (calculated against the same principal amount) approximately equal to the Eurodollar Rate, PLUS (ii) .15% per annum PLUS (iii) the Carrying Costs Percentage at such time; PROVIDED, that the Seller may, at its option, with respect to the Receivables transferred on any Settlement Date, designate a rate which is higher than the rates calculated above to be the "Discount Rate" for such Receivables.

          "DISCOUNTED ELIGIBLE RECEIVABLES BALANCE" means, as of any date of determination, the aggregate of the Discounted Values for all Eligible Receivables.

          "DISCOUNTED RECEIVABLES BALANCE" means, as of any date of determination, the aggregate of the Discounted Values for all Purchased Receivables.

          "DISCOUNTED VALUE" means, (i) with respect to any Lease or Finance Agreement pursuant to which the Buyer finances an Obligor's purchase of Equipment, the present value of the aggregate amount of the remaining Scheduled Contract Payments under the Contract relating thereto, with such aggregate amount discounted to present value using the Discount Rate for such Scheduled Contract Payments and a payment schedule of the first day of each month commencing with the first day of the month in which the Discounted Value is calculated and assuming that each Scheduled Contract Payment is paid on the last Business Day of the month in which such Scheduled Contract Payment is due; it being understood that the Discounted Value for that portion of any Receivable which constitute payments or charges excluded from the definition of Contract Payment or which constitute the price for a purchase option shall be zero; and
(ii) with respect to any other Contract, as of any date of determination, the outstanding principal amount thereof.

          "DOL" means the United States Department of Labor and any successor department or agency.

          "ELIGIBLE OBLIGOR" means, at any time, an Obligor who is a licensed professional dental or medical practitioner and who (i) is not an Affiliate of the Originator; (ii) is not the subject of any Insolvency Proceeding; (iii) is not a Designated Obligor; (iv) is a United States resident; (v) is not the United States of America nor any state, or other local governmental agency, or any department, agency or instrumentality thereof and (vi) is not an Obligor of any Defaulted Receivable; PROVIDED, HOWEVER, that an Obligor of a Non-Medical Contract that otherwise constitutes an Eligible Receivable shall not be required to be a licensed professional dental or medical practitioner.

    "ELIGIBLE RECEIVABLE" means, at any time, a Purchased Receivable:

          (i) the Obligor of which is an Eligible Obligor;



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

          (ii) which is not a Delinquent Receivable or a Defaulted Receivable;

          (iii) which (a) if evidenced by a Practice Finance Loan, is required pursuant to the terms thereof to be paid in full within 84 months of the original commencement date of such Loan (or such longer period as may be consented to by the Collateral Agent and the "Majority Liquidity Banks" (as such term is defined in the Liquidity Agreement)), and (b) if evidenced by a Contract other than a Practice Finance Loan, is required pursuant to the terms thereof to be paid in full within 72 months of the original commencement date thereof (or such longer period as may be consented to by the Collateral Agent and the "Majority Liquidity Banks" (as such term is defined in the Liquidity Agreement)); PROVIDED, HOWEVER, that an aggregate amount of 30% of such Contracts that are not Practice Finance Loans and are underlying Purchased Receivables may be allowed pursuant to the terms thereof to be paid in full within 84 months of the original commencement date thereof so long as each such Contract satisfies each other requirement for an Eligible Receivable as set forth herein;

          (iv) which, if arising under a Lease or Finance Agreement pursuant to which the Buyer finances an Obligor's purchase of Equipment, arises under such terms and conditions that the Equipment related thereto has been installed and accepted by the related Obligor;

          (v) the original Outstanding Balance of which, when added to the Outstanding Balance of all other Receivables owing by the same Obligor at such time, does not exceed the lesser of (i) $1,000,000 and (ii) 1.5% of the Discounted Eligible Receivables Balance at such time;

          (vi) which is either an "account" (as defined in Section 9-106 of the UCC) or "chattel paper" (as defined in Section 9-105 of the UCC) or an "instrument" (as defined in Section 9-105 of the UCC) as in effect in any jurisdiction which has adopted Article 9 of the UCC and, if the Contract is chattel paper, then there is only one counterpart of the Contract that constitutes "chattel paper" for purposes of Section 9-105(l)(b) and 9-308 of the UCC;

          (vii) which is denominated and payable only in United States dollars in the United States;

          (viii) which arises under a Contract which has been duly authorized and which is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor enforceable against such Obligor in accordance with its terms and is not subject (at the time each determination of eligibility is made hereunder) to any dispute, offset or counterclaim whatsoever;

          (ix) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation applicable to such Contract in any material respect;

          (x) which, has not been compromised, adjusted, rewritten or otherwise modified (including by extension of time for payment or the granting of any discounts, allowances or credits) for any reason unless such modification constitutes a Permitted Extension;

          (xi) which (A) satisfies all applicable requirements of the Credit and Collection Policy and (B) which is freely assignable and arises under a Contract which is also freely assignable;

          (xii) with respect to which, from and after the Receivables Purchase thereof, Triple-A has a first priority ownership therein, free and clear of any Adverse Claim;

          (xiii) which arises under a Contract, none of the parties to which have done or failed to do anything which would or might permit any other party thereto to terminate such Contract or to suspend or reduce any payments or obligations due or to become due thereunder;

          (xiv) which does not constitute a "consumer lease" under the UCC;

          (xv) which, if it arises under a Lease, such Lease requires the Obligor to maintain insurance against loss or damage to the Equipment subject to such Lease under an insurance policy which names the Buyer or the Originator as loss payee and which interest as loss payee has been transferred to the Buyer pursuant to the Purchase Agreement and to Triple-A pursuant to this Triple-A Purchase Agreement;

          (xvi) which arises under a Contract, no portion of which has been, or is subject to rejection, early termination or non-assumption, prior to the original term of such Contract except, in the case of a Practice Finance Loan, pursuant to a provision therein requiring payment of a Termination Amount upon any such rejection, early termination or non-assumption;

          (xvii) which arises under a Contract that requires payments to be made on a regular periodic basis and which payments, in the case of any Lease, do not represent the payment of interim rents;

          (xviii) which arises under a Contract that requires the Obligor to be in possession of any Equipment subject thereto and does not permit the subleasing of such Equipment to any other Person;

          (xix) no portion of which is payable on account of sales taxes;

          (xx) as to which the Collateral Agent has not notified the Originator that the Collateral Agent has determined, in its reasonable discretion, that such Receivable (or class of Receivables) is not acceptable for eligibility hereunder (which notice shall state the reason(s) the Collateral Agent has elected to make such determination);

          (xxi) which was originated or acquired by the Originator in the ordinary course of its business;

          (xxii) The Discounted Value of which, (A) if arising under a Leasehold Improvement Note, when added to the Discounted Value of all Eligible Receivables arising under Leasehold Improvement Notes, does not exceed 25% of the Discounted Eligible Receivables Balance, (B) if arising under a promissory note, when added to the Discounted Value of all Eligible Receivables arising under promissory notes, does not exceed 10% of the Discounted Eligible Receivables Balance, and (C) if arising under either a Leasehold Improvement Note or a promissory note, when added to the Discounted Value of all Eligible Receivables arising under both Leasehold Improvement Notes and promissory notes, does not exceed 30% of the Discounted Eligible Receivables Balance;

          (xxiii) the Contract for which is either (A) a Lease in substantially the same form of EXHIBIT K-1 to the Purchase Agreement, (B) a Finance Agreement in substantially the same form of EXHIBIT K-2 thereto, (C) a Leasehold Improvement Note in substantially the same form of EXHIBIT K-3 thereto, (D) a Practice Finance Loan in substantially the same form of EXHIBIT K-4 thereto, underwritten in accordance with Practice Finance Loan underwriting criteria, as attached to EXHIBIT K-4, and which, when added to all Practice Finance Loans, does not exceed 20% of the Discounted Eligible Receivables Balance, (E) a Non-Medical Contract in substantially the form of EXHIBIT K-1, EXHIBIT K-2, EXHIBIT K-3 or EXHIBIT K-4 to the Purchase Agreement, or (F) a promissory note, the Discounted Value of which, when added to the Discounted Value of all Eligible Receivables owed by such Obligor and not described under (A), (B), (C), (D) or (E) above, does not exceed $150,000; PROVIDED, that if a Contract is a Non-Medical Contract, the Discounted Value of such Non-Medical Contract, when added together with the Discounted Values of all other Non-Medical Contracts, does not exceed 10% of the Discounted Eligible Receivables Balance; and

          (xxiv) with respect to which the Originator has filed and maintained the effectiveness of UCC financing statements against the Obligor in order to perfect any security interest granted under such Contract in the related Equipment, PROVIDED that failure to maintain the effectiveness of any financing statements for an otherwise Eligible Receivable whose Outstanding Balance has been reduced below $5,000 shall, so long as such failure is permitted by SECTION 5.01(j) of the Credit Agreement, not cause such Receivable to become ineligible;

          (xxv) the Contract for which was originated no earlier than December 1, 1993 and no later than the date which is one month prior to the Purchase thereof by the Buyer and for which the Obligor has made at least one Scheduled Contract Payment in full and in a timely manner;


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

          (xxvi) the Obligor of which has been notified of the Buyer's interest as required under the Purchase Agreement;

          (xxvii) with respect to which the Contract File has been delivered to the Custodian as contemplated under the Custodial Agreement;

          (xxviii) the Obligors of which are either (A) licensed dental, medical or veterinary professionals or (B) corporations or similar entities engaged in a dental, medical or veterinary practice, and which are licensed and/or qualified, as appropriate, in each jurisdiction in which the nature of their practices would require such license or qualification; PROVIDED, HOWEVER, that an Obligor of a Receivable constituting a Non-Medical Contract shall not be required to satisfy the conditions set forth in the preceding clauses (A) and (B); and

          (xxix) with respect to which the other representations and warranties contained in clauses (i) (ii) (iv) and (v) of SECTION 4.01(r) of the Purchase Agreement are true and correct in all material respects and with respect to which all other representations and warranties contained in such
     SECTION 4.01(r) are true and correct in all material respects as of the date or dates therein made, in each such case (except for the representations and warranties which specifically relate to the Cut-Off
     Date), as if such representations and warranties were made with respect to the Purchased Receivables only; PROVIDED, HOWEVER, that an Obligor of a Non-Medical Contract which otherwise constitutes an Eligible Receivable shall not be required to be a licensed professional dental or medical practitioner.

          "EQUIPMENT" means each item of equipment that is the subject of a Contract, including all parts, accessions and modifications thereto and all replacements thereof.

          "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA AFFILIATE" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Originator; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with the Originator or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as the Originator, any corporation described in clause (i) above or any partnership or other trade or business described in clause (ii) above.

          "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "EURODOLLAR RATE" means for a Eurodollar Rate Advance and the relevant Fixed Period, an interest rate per annum equal to an interest rate per annum determined by the Liquidity Agent equal to the quotient of (i) the rate at which it would offer deposits in United States dollars to prime banks in the London interbank market for a period equal to such Fixed Period and in a


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

principal amount of not less than $1,000,000 at or about 11:00 A.M. (London time) on the second Business Day before (and for value on) the first day of such Fixed Period, divided by, (ii) one minus the Eurodollar Reserve Percentage (expressed as a decimal) applicable to the Liquidity Agent for that Fixed Period.

          "EURODOLLAR RATE ADVANCE" means an Advance which bears interest at a rate per annum calculated by reference to the Eurodollar Rate.

          "EURODOLLAR RESERVE PERCENTAGE" of any Liquidity Bank for the Fixed Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Fixed Period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Liquidity Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Fixed Period.

          "EVENT OF TERMINATION" has the meaning assigned to that term in
SECTION 7.01 of the Purchase Agreement.

          "EXCESS CONCENTRATION RESERVE RATIO" means, on any day, a ratio (expressed as a percentage) calculated as of the most recent Settlement Date in accordance with the following formula:

     ECRR =   (MOB/DRB * 2) + [.10(1-[MOB/DRB * 2])]; where

     ECRR =   the Excess Concentration Reserve Ratio;

     MOB  =   the largest Outstanding Balance of Eligible Receivables owed by a single Obligor; and

     DRB  =   the Discounted Eligible Receivables Balance;

PROVIDED, however, that if MOB/DRB less and equal 1.5%, the Excess Concentration Reserve Ratio shall be zero.

          "FACILITY DOCUMENTS" means, collectively, the Purchase Agreement, the Credit Agreement, this Triple-A Purchase Agreement, the Custodial Agreement, the Lock-Box Agreements, the Insurance Agreement, and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith.

          "FACILITY LIMIT" means, as of any date of determination, (i) $347,500,000, as such amount may be reduced pursuant to SECTION 2.03 of the Triple-A Purchase Agreement MINUS (ii) the aggregate principal amount of "Triple-A Loans" outstanding on such date under the Credit Agreement.


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

          "FEDERAL FUNDS RATE" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Agent from three Federal funds brokers of recognized standing selected by it.

          "FEE LETTER" means that certain Fourth Amended and Restated Fee Letter Agreement, dated March 31, 2000, among the Seller and CapMAC, individually, as the Administrative Agent and the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "FINANCE AGREEMENT" means a written finance agreement substantially in the form of EXHIBIT K-2 to the Purchase Agreement, together with any Related Contract Documents that may be entered into in connection with such written finance agreement, pursuant to which the Buyer finances an Obligor's purchase of equipment, leasehold improvements and/or working capital needs.

          "FIXED PERIOD" means, with respect to any outstanding Capital, a period selected in accordance with SECTION 2.02 and SECTION 2.07 of this Triple-A Purchase Agreement. Such Fixed Period shall be:

          (i) if such Capital is funded through the issuance of Commercial Paper, a period of from 1 to 90 days;

          (ii) if such Capital is funded through Base Rate Advances, a period of from 1 to 30 days;

          (iii) if such Capital is funded through Eurodollar Rate Advances, a period of one, two or three months;

provided, however, that

          (x) whenever the last day of a Fixed Period would otherwise occur on a day other than a Business Day, the last day of such Fixed period shall be extended to occur on the next succeeding Business Day, unless such extension would cause the last day of a Fixed Period described in clause
     (iii) above to occur in the next following calendar month, in which event the last day of such Fixed Period shall be deemed to occur on the immediately preceding Business Day;

          (y) whenever a Fixed Period described in CLAUSE (iii) above commences on the last Business Day in a month or on a date for which there is no numerically corresponding day in the month in which such Fixed Period would otherwise end, the last day of such Fixed Period shall occur on the last Business Day of the month in which such Fixed Period ends; and


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

          (z) no Fixed Period described in CLAUSE (iii) above may end later than the Scheduled Termination Date.

          "GAAP" means generally accepted accounting principles as in effect from time to time and applied on a basis consistent with the audited financial statements described in SECTION 4.01(e) of the Purchase Agreement.

          "INDEBTEDNESS" of any Person means (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (vi) obligations of such Person in connection with any letter of credit issued for the account of such Person and (vii) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above.

          "INDEMNIFIED PARTY" has the meaning assigned to such term in SECTION
8.01 of this Triple-A Purchase Agreement.

          "INSOLVENCY EVENT" means with respect to any Person, any of the following events: such Person shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any case or proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property.

          "INSOLVENCY PROCEEDING" means any proceeding of the sort described in the definition of Insolvency Event.

          "INSURANCE AGREEMENT" means that certain Insurance and Indemnity Agreement, dated as of January 31, 1995, as has been amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, among Triple-A, the Seller, the Liquidity Agent and CapMAC, as the Administrative Agent and the Collateral Agent.

          "INTEREST RATE HEDGE ASSIGNMENT" means an assignment in substantially the form of EXHIBIT F to this Triple-A Purchase Agreement pursuant to which the Seller assigns to the Collateral Agent all of its rights to payment under the Interest Rate Hedges.


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

          "INTEREST RATE HEDGES" means interest rate swap or similar agreements entered into by the Seller and Triple-A with the Swap Provider to provide protection to, or minimize the impact upon, the Seller and Triple-A of increasing interest rates under the Triple-A Purchase Agreement.

          "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

          "IRS" means the Internal Revenue Service of the United States of America.

          "LEASE" means a lease agreement between the Originator and an Obligor substantially in the form of EXHIBIT K-1 to the Purchase Agreement, together with any Related Contract Documents that may be entered into in connection with such lease agreement, pursuant to which the Originator originally leased Equipment to such Obligor.

          "LEASEHOLD IMPROVEMENT NOTE" means a note or instrument substantially in the form of EXHIBIT K-3 to the Purchase Agreement, together with any Related Contract Documents that may be entered into in connection with such note or instrument, evidencing an Obligor's indebtedness to the Buyer on account of a loan made to finance improvements to, or other costs incurred in connection with the installation or maintenance of, Equipment.

          "LIQUIDITY AGENT" means Banco Santander in its capacity as the agent for the Liquidity Banks under the Liquidity Agreement, or any successor thereto.

          "LIQUIDITY BANKS" means the financial institutions party to the Liquidity Agreement as "Liquidity Banks" thereunder.

          "LIQUIDITY AGREEMENT" means that certain Amended and Restated Liquidity Agreement, dated as of June 29, 1998, as has been amended and as the same may be amended, supplemented, restated, supplemented or otherwise modified from time to time, by and among Triple-A, the Liquidity Banks party thereto and the Liquidity Agent.

          "LIQUIDITY SECURITY AGREEMENT" means that certain Liquidity Security Agreement dated as of January 31, 1995, as has been amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, by and among Triple-A, CapMAC and Banco Santander, in its capacity as the Liquidity Agent and as "Liquidity Collateral Agent" under the Liquidity Security Agreement.

          "LOCK-BOX ACCOUNT" means an account maintained at a Lock-Box Bank for the purpose of receiving Collections.

          "LOCK-BOX AGREEMENT" means an agreement, in substantially the form of EXHIBIT G to the Purchase Agreement, among the Originator, the Buyer and a Lock-Box Bank which agreement sets forth the rights of the Collateral Agent, the Originator, the Buyer and the Lock-Box Bank with respect to the disposition and application of the Collections received into the applicable Lock-Box Account, including, without limitation, the right of the Collateral Agent to


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


direct the Lock-Box Bank to remit all Collections of Transferred Assets directly to the Collateral Agent.

          "LOCK-BOX BANK" means any of the banks holding one or more lock-box accounts for receiving Collections from the Receivables.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by either the Originator or any ERISA Affiliate.

          "NON-DESIGNATED RECEIVABLE" means a Purchased Receivable identified by the Seller to Triple-A as a "Non-Designated Receivable" pursuant to Section 2.02 of the Triple-A Purchase Agreement.

          "NON-MEDICAL CONTRACT" means a Contract the Obligor of which is not required to be a licensed professional or dental medical practitioner.

          "NOTICE OF ASSIGNMENT" means a Notice of Assignment in substantially the form of EXHIBIT B to the Purchase Agreement.

          "OBLIGATIONS" means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Seller to Triple-A, the Collateral Agent, the Administrative Agent, the Surety and/or the Indemnified Parties, arising under or in connection with this Triple-A Purchase Agreement or the transactions contemplated hereby and shall include, without limitation, all liability for Yield, closing fees, unused line fees, audit fees, expense reimbursements, indemnifications, and other amounts due or to become due under the Facility Documents, including, without limitation, interest, fees and other obligations that accrue after the commencement of an Insolvency Proceeding (in each case whether or not allowed as a claim in such Insolvency Proceeding).

          "OBLIGOR" means each Person obligated to make payments under a Contract.

          "ORIGINATOR" means HPSC, Inc., a Delaware corporation.

          "OTHER TAXES" has the meaning assigned to such term in SECTION 2.09(b) of this Triple-A Purchase Agreement.

          "OUTSTANDING BALANCE" means, with respect to any Purchased Receivable at any time, the Discounted Value of the remaining Scheduled Contract Payments under the related Contract, as such amounts are adjusted as a result of any of the events described in SECTION 2.05 of the Purchase Agreement.

          "PAYMENT DATE" means, with respect to any Capital, the last day of the Fixed Period then applicable to such Capital.

          "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

          "PERMITTED ENCUMBRANCE" means any of the following:

          (a) liens, charges or other encumbrances for taxes and other governmental assessments which are not yet due and payable;

          (b) workers', mechanics', suppliers', carriers', warehousemen's, landlords' liens and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, PROVIDED in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings, and PROVIDED, FURTHER, that such liens do not, in the reasonable opinion of the Buyer, materially detract from the value of the Contract or the Equipment subject thereto;

          (d) liens, charges or encumbrances created in favor of the Buyer pursuant to the Purchase Agreement or in favor of the Collateral Agent or otherwise granted to Triple-A or to a Liquidity Bank in the Facility Documents; or

          (e) with respect to Equipment, liens thereon created in favor of the Originator pursuant to a Contract and assigned to the Buyer pursuant to the Purchase Agreement.

          "PERMITTED EXTENSION" means an extension of a Scheduled Contract Payment in the ordinary course of business for reasons unrelated to an Obligor's creditworthiness for a period not to exceed 2 months.

          "PERMITTED INVESTMENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities on or before the first Settlement Date after the date of acquisition; (ii) time deposits and certificates of deposit having maturities on or before the first Settlement Date after the date of acquisition, maintained with or issued by any commercial bank having capital and surplus in excess of $500,000,000 and having the highest commercial paper rating available by both Rating Agencies; (iii) money market funds which have the highest applicable rating available by both Rating Agencies; (iv) repurchase agreements having maturities on or before the first Settlement Date after the date of acquisition for underlying securities of the types described in clauses
(i) and (ii) above or clause (v) below with any institution with the highest long term debt rating and commercial paper rating available by both Rating Agencies; and (v) commercial paper maturing on or before the first Settlement Date after the date of acquisition and having the highest commercial paper rating available by both Rating Agencies.

          "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.

          "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Originator or any ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

          "POST OFFICE BOX" means each post office box to which Obligors are directed to mail payments in respect of the Receivables.

          "PRACTICE FINANCE LOAN" means a note or instrument substantially in the form of EXHIBIT K-4 to the Purchase and Contribution Agreement, together with any Related Contract Documents that may be entered into in connection with such note or instrument, evidencing an Obligor's indebtedness on account of a loan made to finance working capital needs of such Obligor, in connection with such Obligor's professional dental, medical or veterinary practice.

          "PURCHASE" means a purchase (whether by means of cash payment or by capital contribution) of Transferred Assets by the Buyer from the Originator pursuant to SECTIONS 2.01 and 2.02 of the Purchase Agreement.

          "PURCHASE AGREEMENT" means that certain Amended and Restated Purchase and Contribution Agreement, dated as of March 31, 2000, as the same may be amended, restated, supplemented or otherwise modified from time to time, between the Originator and the Buyer.

          "PURCHASE DATE" means, with respect to any Purchase, the date on which such purchase occurs.

          "PURCHASED ASSETS" (i) at all times prior to the Termination Date, (a) all then outstanding Purchased Receivables, (b) all Related Security relating to such Purchased Receivables and (c) all Collections with respect to, and other proceeds of, such Receivables and (ii) at all times on and after the Termination Date, (a) all Purchased Receivables outstanding as of the close of business on the day preceding the Termination Date (including any interest or finance charges accruing after the Termination Date which relate to any Purchased Receivables outstanding as of the close of business on the day preceding the Termination Date), (b) all Related Security relating to such Purchased Receivables and (c) all Collections with respect to, and other proceeds of, such Receivables.

          "PURCHASED RECEIVABLES" means all Receivables purchased by Triple-A pursuant to this Triple-A Purchase Agreement.

          "RATING AGENCIES" means, collectively, Standard & Poor's Corporation and Moody's Investors Services, Inc., or their respective successors.

          "RECEIVABLE" means all rights to payment arising under a Contract, including, without limitation, (i) Contract Payments, (ii) Termination Payments and (iii) Residual Realizations, together with all supplemental or additional payments required by the terms of such Contract with respect to insurance, maintenance, ancillary products and services and other specific charges.

          "RECEIVABLES PURCHASE" means a purchase (whether by means of cash payment or by capital contribution) of Receivables by Triple-A from the Seller pursuant to SECTIONS 2.01 and 2.02 of the Triple-A Purchase Agreement.

          "RECEIVABLES PURCHASE DATE" means, with respect to any Receivables Purchase, the date on which such Receivables Purchase is funded, which date, other than in the case of the initial Receivables Purchase, shall be a Settlement Date.

          "RECORDS" means all Contracts and other documents, books, records and other information (including without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Contracts and the related Obligors. "RELATED CONTRACT DOCUMENT" means any agreement or document substantially in the form of EXHIBIT K-5 to the Purchase Agreement which may be entered into contemporaneously with a Contract.

          "RELATED SECURITY" means with respect to any Contract:

          (i) all security interests or liens and property subject thereto from time to time purporting to secure payment of the Receivables arising under such Contract, whether pursuant to such Contract or otherwise;

          (ii) the assignment to the Buyer, of all UCC financing statements covering any Equipment or covering any collateral securing payment of the Receivable arising under such Contract;

          (iii) all guarantees, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Receivables arising under such Contract whether pursuant to the Contract related to such Receivable or otherwise;

          (iv) all of the Originator's right, title and interest in, to and under the Equipment related to such Contract, whether as an ownership interest, as collateral security, or which was repossessed from an Obligor of a Receivable to the extent that the Outstanding Balance of such Receivable remains unpaid;

          (v) all Records; and

          (vi) all Collections and other proceeds of the foregoing, including, without limitation, all insurance and condemnation proceeds and all security deposits related to the Equipment.

          "REPORTABLE EVENT" means any of the events described in Section 4043 of ERISA.

          "RESIDUAL REALIZATION" means, with respect to any Equipment, the amount received or receivable by the Buyer or the Servicer upon the sale or other disposition of the Equipment, whether from the Obligor upon the exercise of any purchase option or from a sale or from insurance proceeds or otherwise.

          "SALE NOTICE" has the meaning set forth in SECTION 2.02(a) of the Triple-A Purchase Agreement.

          "SCHEDULED CONTRACT PAYMENTS" means the Contract Payments due under each Contract, as set forth in the appendix to EXHIBIT A of the Purchase Agreement (including any supplement to such exhibit delivered under SECTION 2.02(b) thereof and also including any modification to such appendix as the result of any modification, waiver or amendment to any Contract undertaken in conformity with the Purchase Agreement), excluding, however, (i) in the case of any Contract which is not a Lease, starting with the final Contract Payment owed thereunder and proceeding in reverse order of maturity, the Contract Payments (or portions thereof) equal to any security deposit related to such Contract and
(ii) any Contract Payment that is due more than 72 months (unless such Contract is a Contract that is permitted to come due in 84 months under the definition of Eligible Receivables, in which case 84 months) after the original commencement date of such Contract. The term "Scheduled Contract Payment" does not include any Contract Payment which is payable in respect of any Residual Realization or which otherwise reflects the residual value of the related Equipment.

          "SCHEDULED LIQUIDITY COMMITMENT TERMINATION DATE" has the meaning assigned to that term in the Liquidity Agreement.

          "SCHEDULED TERMINATION DATE" means June 29, 2003.

          "SELLER" means HPSC Bravo Funding Corp., a Delaware corporation.

          "SERVICER" has the meaning assigned to that term in SECTION 6.01 of this Triple-A Purchase Agreement.

          "SERVICING FEE" has the meaning assigned to that term in SECTION 6.08 of this Triple-A Purchase Agreement.

          "SERVICING TERMINATION EVENT" means a failure on the part of the Servicer to observe or perform any of its duties or obligations as Servicer under this Triple-A Purchase Agreement or as "Servicer" under the Purchase Agreement, as determined by the Collateral Agent in its reasonable judgment.

          "SETTLEMENT DATE" means the 20th day of each month; PROVIDED, that if in any month such day is not a Business Day, the "SETTLEMENT DATE" for such month shall be the first Business Day to occur after such 20th day.

          "SETTLEMENT REPORT" means a report, in substantially the form of EXHIBIT C to the Purchase Agreement, furnished by the Originator to the Buyer pursuant to SECTION 2.05(b) thereof and to the Collateral Agent pursuant to
SECTION 5.02(f) hereof.

          "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

          "SUCCESSOR SERVICER" means any Person which succeeds to the Originator as the Servicer in accordance with the terms and provisions of this Triple-A Purchase Agreement.

          "SURETY" means CapMAC.

          "SURETY BONDS" means the Surety Bonds for the benefit of Triple-A and the Liquidity Banks to be issued by the Surety under the Insurance Agreement.

          "SWAP BOND" means that certain surety bond in favor of the Swap Provider whereby CapMAC guarantees the payments to be made by the Seller under the Interest Rate Hedges.

          "SWAP PROVIDER" means Bank of Boston or such other financial institution reasonably acceptable to CapMAC which enters into an Interest Rate Hedge with the Seller, PROVIDED that the Swap Provider must at all times be a nationally recognized financial institution rated A or better by Standard & Poor's Corporation or the equivalent by Moody's Investors Services, Inc.

          "TAXES" has the meaning assigned to such term in SECTION 2.10(a) of this Triple-A Purchase Agreement.

          "TERMINATION AMOUNT" means, with respect to any Contract which has been prepaid or otherwise terminated prior to its stated maturity or termination date, an amount equal to the present value of the remaining Scheduled Contract Payments, discounted to the date of prepayment or termination at the Discount Rate, PLUS, any billed and uncollected amounts related to and amounts owing under such Contract, including late charges and overdue interest charges, PLUS, if such Contract is a Lease or Finance Agreement pursuant to which the Buyer finances an Obligor's purchase of Equipment, the booked residual value of the related Equipment, PLUS any processing fees charged to cover expenses.

          "TERMINATION DATE" means the earliest of (i) that Business Day which the Originator designates as the Termination Date by notice to the Buyer and the Administrative Agent at least thirty calendar days prior to such Business Day,
(ii) that Business Day which the Buyer designates as the Termination Date by notice to the Originator and the Administrative Agent at least thirty calendar days prior to such Business Day, (iii) the date of the declaration or automatic occurrence of the Termination Date pursuant to SECTION 7.01 of the Purchase Agreement, SECTION 7.02 of the Credit Agreement or SECTION 7.02 of the Triple-A Purchase

Agreement, (iv) the Scheduled Liquidity Commitment Termination Date and (v) the Scheduled Termination Date.

          "TERMINATION PAYMENT" means any amount or amounts payable by an Obligor upon termination or prepayment of a Contract prior to the payment of all Contract Payments.

          "TRANSFERRED ASSETS" means, at any time, the Receivables, the Contracts, the Equipment, all Related Security with respect to the foregoing and all Collections with respect to, and other proceeds of, the foregoing.

          "TRIPLE-A" means Triple-A One Funding Corporation, a Delaware corporation.

          "TRIPLE-A PURCHASE AGREEMENT" means the Amended and Restated Lease Receivables Purchase Agreement, dated as of March 31, 2000, by and among HPSC Bravo Funding Corp., a Delaware corporation, HPSC, Inc., a Delaware corporation, Triple-A One Funding Corporation, a Delaware corporation, and Capital Markets Assurance Corporation, a New York Stock insurance company, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York, except that, with respect to the perfection or priority of any security interest created under the UCC, the term "UCC" means the Uniform Commercial Code as in effect in the jurisdiction whose law governs the perfection and effect of perfection or non-perfection of such security interest.

          "UNMATURED EVENT OF TERMINATION" means any event which, with the giving of notice or the passage of time or both, would constitute an Event of Termination.

          "UNMATURED WIND-DOWN EVENT" means any event which, with the giving of notice or the passage of time or both, would constitute a Wind-Down Event.

          "WEIGHTED AVERAGE REMAINING TERM" means the weighted average remaining maturities of the Purchased Assets calculated to equal (i) the aggregate amount of the remaining Scheduled Contract Payments of each Purchased Receivable TIMES the remaining term of such Purchased Receivable, DIVIDED BY (ii) the aggregate amount of the remaining Scheduled Contract Payments of all the Purchased Receivables (each such calculation to include, for purposes of calculating the Weighted Average Remaining Term on any Settlement Date, any Purchased Receivables to be purchased on such date).

          "WIND-DOWN EVENT" has the meaning assigned to such term in SECTION
7.01 of this Triple-A Purchase Agreement.

          "YIELD" means, with respect to all Capital during any Fixed Period, the product of

                  YR x C x ED
                           --
                           AD


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

          where:

          C  =  the Capital allocated to such Fixed Period.

          YR =  the Yield Rate for the Capital allocated to such Fixed Period.

          ED =  the actual number of days elapsed during such Fixed
Period.

          AD = 360; provided, however, that if the applicable Yield Rate is the Base Rate, then AD = 365 or 366 days, as applicable, for the current year.

PROVIDED, HOWEVER that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

          "YIELD RATE" for any Capital allocated to any Fixed Period means:

          (a) to the extent that as of the first day of such Fixed Period, Triple-A funds such Capital, or portion thereof, for such Fixed Period by issuing Commercial Paper, the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper of Triple-A having a term equal to such Fixed Period and to be issued to fund the Purchase or maintenance of such Capital by Triple-A may be sold by any Dealer selected by Triple-A, as agreed between each such Dealer and Triple-A and notified by Triple-A to the Administrative Agent and the Collateral Agent; PROVIDED, HOWEVER, if the rate (or rates) as agreed between any such Dealer and Triple-A with regard to any Fixed Period for any Capital is a discount rate (or rates), the "YIELD RATE" for such Fixed Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate (or rates) per annum; or

          (b) to the extent that as of the first day of such Fixed Period, Triple-A funds or maintains such Capital, or portion thereof, for such Fixed Period through the making of Base Rate Advances, a per annum rate equal to the Base Rate for such Fixed Period or such other rate as the Administrative Agent and the Seller shall agree to in writing; or

          (c) to the extent that as of the first day of such Fixed Period, Triple-A funds or maintains such Capital, or portion thereof, for such Fixed Period through the making of Eurodollar Rate Advances under the Liquidity Agreement, a per annum rate equal to the Eurodollar Rate for such Fixed Period plus one-half of one percent (.50%).

                                DEFINITIONS LIST

          Unless otherwise defined therein, the capitalized terms used in the documents listed below shall have the meanings set forth in this Definitions List.

     1. Amended and Restated Purchase and Contribution Agreement, dated as of March 31, 2000 (the "PURCHASE AGREEMENT"), between the Seller and the Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     2. Credit Agreement, dated as of January 31, 1995 (as amended, the "CREDIT AGREEMENT"), among the Borrower, Triple-A, and Capital Markets Assurance Corporation ("CapMAC") as the Administrative Agent and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     3. Insurance and Indemnity Agreement, dated as of January 31, 1995 (as amended, the "INSURANCE AGREEMENT"), among Triple-A, the Borrower, the Liquidity Agent and CapMAC, as the Administrative Agent and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     4. Fourth Amended and Restated Fee Letter Agreement, dated March 31, 2000 (the "FEE LETTER"), among the Borrower and CapMAC individually, as the Administrative Agent and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     5. Custodial Agreement, dated as January 31, 1995 (as amended, the "CUSTODIAL AGREEMENT") among Triple-A, the Seller, the Borrower, the Custodian and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                                DEFINITIONS LIST

          "ADVANCE" means an "Advance" funded to Triple-A under the Liquidity Agreement.

          "ADMINISTRATIVE AGENT" means CapMAC in its capacity as "Administrative Agent" for Triple-A.

          "ADVERSE CLAIM" means a lien, security interest, charge, encumbrance or other right or claim of any Person other than Permitted Encumbrances.

          "AFFILIATE" means, with respect to any Person, a Person: (i) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; (ii) that beneficially owns or holds 5% or more of any class of the voting stock (or, in the case of a Person that is not a corporation, 5% or more of the equity interest) of such Person; or (iii) 5% or more of the voting stock (or, in the case of a Person that is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock or an equity interest, by contract, or otherwise.

          "AFFILIATED OBLIGOR" means any Obligor which is an Affiliate of another Obligor.

          "AGGREGATE OUTSTANDINGS" means, on any day, an amount equal to the sum of (i) the outstanding principal amount of the Triple-A Loans and (ii) the outstanding "Capital" under the Triple-A Purchase Agreement.

          "AGGREGATE RESERVES" has the meaning set forth in the Credit
Agreement.

          "BANCO SANTANDER" means Banco Santander Central Hispano, a Spanish bank, New York Branch.

          "BANK OF BOSTON" means The First National Bank of Boston, now known as Fleet Capital Corporation, a national banking association.

          "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C.
Section 101 ET SEQ.), as amended from time to time, or any successor statute.

          "BASE RATE" means a fluctuating interest rate per annum equal to the higher of (i) the rate of interest published in the Wall Street Journal as the prime rate, or, in the event that no such rate is published, the rate of interest announced publicly by the Liquidity Agent in New York, New York, as its prime or reference rate, whether or not such rate is the lowest rate offered by such institution to its corporate borrowers and (ii) 1/2 of one percent per annum above the Federal Funds Rate.

          "BASE RATE ADVANCE" means an Advance which bears interest at the Base Rate.

          "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Seller or any ERISA Affiliate is, or at any time within the immediately preceding six
(6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "BORROWER" means HPSC Bravo Funding Corp., a Delaware corporation.

          "BORROWING" means a borrowing of Triple-A Loans under the Credit Agreement.

          "BORROWING BASE" means, on any day, (A) the Discounted Eligible Receivables Balance on such day MINUS (B) the Aggregate Reserves then in effect.

          "BORROWING DATE" means, with respect to any Borrowing, the date on which such Borrowing is funded, which date, other than in the case of the Closing Date, shall be a Settlement Date.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or public holiday or the equivalent for banks in New York City or Boston, Massachusetts; PROVIDED that, when used in connection with any Eurodollar Rate Advance or other matters concerning the Eurodollar Rate, the term "Business Day" means any such day on which dealings are carried on in the London interbank market and on which banks are open for business in London, England.

          "BUYER", when used in the Purchase Agreement or in these definitions, means HPSC Bravo Funding Corp., a Delaware corporation.

          "CAPMAC" means Capital Markets Assurance Corporation, a New York stock insurance company.

          "CARRYING COSTS" means, at any time, the aggregate amount of (i) all accrued and unpaid interest, fees, premiums and other expenses owing by the Borrower to Triple-A, the Collateral Agent, the Dealer, the Surety, the Swap Provider, the Servicer and the Administrative Agent (including, without limitation, all fees owed under the Fee Letter, collateral audit fees and expenses, the Servicing Fee, the CP Dealer Fees and the Surety Bond Premium) PLUS (ii) all ordinary course operating expenses incurred by the Borrower during such calendar month (including rent, salaries, professional fees and expenses incurred in connection therewith).

          "CARRYING COSTS PERCENTAGE" means a percentage, calculated as of the last day of each month equal to the sum of (i) the sum of the per annum rates used to calculate the Servicing Fee and the "Administration Fee" and "Program Fee" described in the Fee Letter PLUS (ii) a fraction (expressed as a percentage) the numerator of which equals Carrying Costs described in clause
(ii) of the definition thereof which were incurred during the calendar month then ending and the denominator of which equals the average Aggregate Outstandings during such month.

          "CERTIFICATE" means a certificate of assignment, in the substantially the form delivered on the Closing Date, evidencing the assignment by the Seller to the Buyer of the Transferred Assets.

          "CLOSING DATE" means the date on which the Borrower makes its initial Borrowing under the Credit Agreement and its initial Purchase under the Purchase Agreement.

          "COLLATERAL" has the meaning assigned thereto in SECTION 6.01 of the Credit Agreement.

          "COLLATERAL AGENT" means CapMAC, in its capacity as Collateral Agent pursuant to the Credit Agreement and the Triple-A Purchase Agreement, and any successor Collateral Agent.

          "COLLECTION ACCOUNT" has the meaning assigned thereto in SECTION 6.06 of the Credit Agreement.

          "COLLECTION ACCOUNT BANK" means the bank maintaining the Collection Account.

          "COLLECTION DATE" means the date following the Termination Date on which (i) the aggregate outstanding Triple-A Loans have been paid in full, (ii) Triple-A has received all interest, fees and other amounts payable under the Credit Agreement and the other Facility Documents (other than the Triple-A Purchase Agreement) and (iii) the Surety Bonds have been discharged (other than through payment thereunder).

          "COLLECTIONS" means, with respect to any Transferred Asset or Receivable, as applicable, all cash collections and other cash proceeds of such Transferred Asset or Receivable, including, without limitation, all cash proceeds of Related Security related thereto, and, in the case of Transferred Assets, all cash collections of any Receivables included therein, and, in either such case, any Collection of such Transferred Asset or Receivable deemed to have been received pursuant to SECTION 2.05 of the Purchase Agreement (it being understood that the Seller shall pay all such deemed Collection amounts to the Buyer by depositing the amount thereof into the Lock-Box Account).

          "COMMERCIAL PAPER" means the short-term promissory notes of Triple-A denominated in dollars, issued by Triple-A in connection with the transactions contemplated by the Facility Documents, including any portion of such short-term promissory notes that are identified on the books and records of Triple-A as issued in respect of the transactions contemplated by the Facility Documents.

          "CONTRACT" means each Lease, Finance Agreement, Leasehold Improvement Note, Practice Finance Loan, Non-Medical Contract or other agreement or instrument which is purported to be transferred to the Buyer under the Purchase Agreement, whether by purchase or contribution to the Buyer's capital, as identified on EXHIBIT A of the Purchase Agreement as such exhibit may be supplemented from time to time in connection with any subsequent Purchase as described in SECTION 2.02(b) of the Purchase Agreement.

          "CONTRACT FILE" means, with respect to each Contract, the following documents:

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

          (i) The executed original counterpart of each Contract that constitutes "chattel paper" under 9-105(1)(b) of the UCC or that constitutes an "instrument" for purposes of 9-105(1)(i) of the UCC;

          (ii) Any evidence of insurance and any other documents evidencing or related to any insurance policy maintained by the related Obligor pursuant to the Contract that covers physical damage to the Equipment;

          (iii) If the related Contract is a Lease, copies of such documents, if any, indicating that the Equipment was, as of the date such Contract arose, owned by the Seller and kept on file by the Seller in accordance with its customary procedures relating to such type of Contract, such Obligor and such item of Equipment; and

          (iv) Copies (if available) of UCC financing statements filed by the Seller with respect to the related Equipment or, if no such copies are available, other documentary evidence confirming the filing thereof.

          "CONTRACT PAYMENT" means each periodic installment payable by an Obligor under a Contract for rent, principal and/or interest, excluding all supplemental or additional payments required by the terms of such Contract with respect to sales or other taxes, insurance, maintenance, ancillary products and services and other specific charges.

          "CONTRACT PAYMENT DATE" means, with respect to any Contract, each date on which a Contract Payment is or becomes due and payable thereunder.

          "CP DEALER FEE" means, on any day, the fees payable to the Dealer in respect of any Commercial Paper.

          "CP DISRUPTION" means the inability of Triple-A, at any time, whether as a result of a prohibition or any other event or circumstance whatsoever, to raise funds through the issuance of its commercial paper notes (whether or not constituting Commercial Paper as defined above) in the United States commercial paper market.

          "CREDIT AGREEMENT" has the meaning assigned thereto on the first page of this Definitions List.

          "CREDIT AND COLLECTION POLICY" means those credit and collection policies and practices relating to the Contracts and the Receivables described in EXHIBIT D of the Purchase Agreement, as modified in compliance with SECTION 5.03(c).

          "CUSTODIAL AGREEMENT" has the meaning assigned thereto the first page of this Definitions List.

          "CUSTODIAN" means Bank of Boston, in its capacity as "Custodian" under the Custodial Agreement, or any successor thereto under the Custodial Agreement.

          "CUT-OFF DATE" means December 31, 1994.

          "DEALER" means any dealer or placement agent in respect of the Commercial Paper.

          "DEFAULT RATIO" means the ratio (expressed as a percentage), computed as of the last day of each month by dividing (i) two times the aggregate Outstanding Balance of all Pledged Receivables that became Defaulted Receivables or were written off the books of the Buyer as uncollectible during the six-month period then ending by (ii) the average aggregate Outstanding Balances of all Pledged Receivables during such six-month period.

          "DEFAULT RESERVE RATIO" means the ratio (expressed as a percentage), computed as of the last day of each month in accordance with the following formula:

     DRR  =  2 X ADR X WRT, where

     DRR  =  the Default Reserve Ratio;

     ADR = the six-month rolling average of the Default Ratios for the six most recent calendar months (including the month then ending); and

     WRT = the Weighted Average Remaining Term as expressed in years of the Pledged Receivables as of such day.

          "DEFAULTED RECEIVABLE" means a Receivable at any time: (i) as to which any Scheduled Contract Payment or part thereof is unpaid more than 180 days from its original due date, (ii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in the definition of Insolvency Event or (iii) which, consistent with the Credit and Collection Policy, has been or should be written off the Borrower's books as uncollectible.

          "DELINQUENCY RATIO" means the ratio (expressed as a percentage), computed as of the last day of each month, by dividing (i) the aggregate Outstanding Balance of all Pledged Receivables which became Delinquent Receivables during the three-month period then ending, by (ii) the sum of the aggregate Outstanding Balances of all Pledged Receivables as of each of the last days of the fifth, fourth and third preceding calendar months (so that, for example, the Delinquency Ratio calculated as of June 30th would have a denominator equal to the sum of the Outstanding Balances of all Pledged Receivables as of January 31st, February 28th, and March 31st).

          "DELINQUENT RECEIVABLE" means a Receivable that is not a Defaulted Receivable and (i) as to which any Scheduled Contract Payment or part thereof, is unpaid more than 90 days from its original due date or (ii) which, consistent with the Credit and Collection Policy, has been or should be classified as delinquent by the Seller.

          "DESIGNATED OBLIGOR" means, at any time, any Obligor of the Seller whom the Collateral Agent has, following three Business Days' notice, advised the Seller that such Obligor shall be considered a Designated Obligor.

          "DESIGNATED TERMINATION DATE" means the date of the declaration or automatic occurrence of the Termination Date pursuant to SECTION 7.01 of the Purchase Agreement or SECTION 7.02 of the Credit Agreement.

          "DILUTION FACTORS" means with respect to the Receivables, any credits, rebates, freight charges, cash discounts, volume discounts, cooperative advertising expenses, royalty payments, warranties, cost of parts required to be maintained by agreement (whether express or implied), allowances, disputes, chargebacks, returned or repossessed goods, inventory transfers, allowances for early payments and other allowances that are made or coordinated with the Seller's usual practices.

          "DISCOUNT RATE" means (i) with respect to any Lease or Finance Agreement pursuant to which the Buyer finances an Obligor's purchase of Equipment, the discount rate used to calculate the aggregate Discounted Value of the Scheduled Contract Payments payable under the related Contract as of the last day of the month immediately preceding the month in which such Receivable was acquired from the Seller and (ii) with respect to any other Contract, the interest rate set forth in such Contract. The Discount Rate for such Leases or Finance Agreements transferred on any date shall be a rate equal to the sum of
(i) the interest rate per annum quoted to the Borrower by the Swap Provider as the rate at which such Swap Provider is willing to enter into an Interest Rate Hedge pursuant to which the Seller will pay an interest rate calculated in conjunction with an Interest Rate Hedge amortization prepared by the Borrower and which complies with SECTION 5.01(n) of the Credit Agreement, and in return shall receive a floating interest rate (calculated against the same principal amount) approximately equal to the Eurodollar Rate, PLUS (ii) .15% per annum PLUS (iii) the Carrying Costs Percentage at such time; PROVIDED, that the Seller may, at its option, with respect to the Receivables transferred on any Settlement Date, designate a rate which is higher than the rates calculated above to be the "Discount Rate" for such Receivables.

          "DISCOUNTED ELIGIBLE RECEIVABLES BALANCE" means, as of any date of determination, the aggregate of the Discounted Values for all Pledged Receivables which constitute Eligible Receivables.

          "DISCOUNTED RECEIVABLES BALANCE" means, as of any date of determination, the aggregate of the Discounted Values for all Receivables or Pledged Receivables, as the case may be.

          "DISCOUNTED VALUE" means, (i) with respect to any Lease or Finance Agreement pursuant to which the Buyer finances an Obligor's purchase of Equipment, the present value of the aggregate amount of the remaining Scheduled Contract Payments under the Contract relating thereto, with such aggregate amount discounted to present value using the Discount Rate for such Scheduled Contract Payments and a payment schedule of the first day of each month commencing with the first day of the month in which the Discounted Value is calculated and assuming that each Scheduled Contract Payment is paid on the last Business Day of the month in which such Scheduled Contract Payment is due; it being understood that the Discounted Value for that portion of any Receivable which constitute payments or charges excluded from the definition of Contract Payment or which constitute the price for a purchase option shall be zero; and (ii) with respect to any other Contract, as of any date of determination, the outstanding principal amount thereof.

          "DOL" means the United States Department of Labor and any successor department or agency.

          "ELIGIBLE OBLIGOR" means, at any time, an Obligor who is a licensed professional dental or medical practitioner and who (i) is not an Affiliate of the Seller; (ii) is not the subject of any Insolvency Proceeding; (iii) is not a Designated Obligor; (iv) is a United States resident; (v) is not the United States of America nor any state, or other local governmental agency, or any department, agency or instrumentality thereof and (vi) is not an Obligor of any Defaulted Receivable; PROVIDED, HOWEVER, that an Obligor of a Non-Medical Contract that otherwise constitutes an Eligible Receivable shall not be required to be a licensed professional dental or medical practitioner.

          "ELIGIBLE RECEIVABLE" means, at any time, a Receivable:

               (i) the Obligor of which is an Eligible Obligor;

               (ii) which is not a Delinquent Receivable or a Defaulted Receivable;

               (iii) which (a) if evidenced by a Practice Finance Loan, is required pursuant to the terms thereof to be paid in full within 84 months of the original commencement date of such Loan (or such longer period as may be consented to by the Collateral Agent and the "Majority Liquidity Banks" (as such term is defined in the Liquidity Agreement)), and (b) if evidenced by a Contract other than a Practice Finance Loan, is required pursuant to the terms thereof to be paid in full within 72 months of the original commencement date thereof (or such longer period as may be consented to by the Collateral Agent and the "Majority Liquidity Banks" (as such term is defined in the Liquidity Agreement); PROVIDED, HOWEVER, that an aggregate amount of 30% of such Contracts that are not Practice Finance Loans and are underlying Purchased Receivables may be allowed pursuant to the terms thereof to be paid in full within 84 months of the original commencement date thereof so long as each such Contract satisfies each other requirement for an Eligible Receivable as set forth herein;

               (iv) which, if arising under a Lease or Finance Agreement pursuant to which the Buyer finances an Obligor's purchase of Equipment, arises under such terms and conditions that the Equipment related thereto has been installed and accepted by the related Obligor;

               (v) the original Outstanding Balance of which, when added to the Outstanding Balance of all other Receivables owing by the same Obligor at such time, does not exceed the lesser of (i) $1,000,000 and (ii) 1.5% of the Discounted Eligible Receivables Balance at such time;

               (vi) which is either an "account" (as defined in Section 9-106 of the UCC) or "chattel paper" (as defined in Section 9-105 of the UCC) or an "instrument" (as defined in Section 9-105 of the UCC) as in effect in any jurisdiction which has adopted Article 9 of the UCC and, if the Contract is chattel paper, then there is only one counterpart of the Contract that constitutes "chattel paper" for purposes of
          Section 9-105(l)(b) and 9-308 of the UCC;

               (vii) which is denominated and payable only in United States dollars in the United States;

               (viii) which arises under a Contract which has been duly authorized and which is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor enforceable against such Obligor in accordance with its terms and is not subject (at the time each determination of eligibility is made hereunder) to any dispute, offset or counterclaim whatsoever;

               (ix) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation applicable to such Contract in any material respect;

               (x) which, has not been compromised, adjusted, rewritten or otherwise modified (including by extension of time for payment or the granting of any discounts, allowances or credits) for any reason unless such modification constitutes a Permitted Extension;

               (xi) which (A) satisfies all applicable requirements of the Credit and Collection Policy and (B) which is freely assignable and arises under a Contract which is also freely assignable;

               (xii) with respect to which, from and after the Purchase thereof,
          (A) the Buyer has a first priority ownership therein, free and clear of any Adverse Claim; and (B) the Collateral Agent has a first priority perfected security interest free and clear of any Adverse Claim;

               (xiii) which arises under a Contract, none of the parties to which have done or failed to do anything which would or might permit any other party thereto to terminate such Contract or to suspend or reduce any payments or obligations due or to become due thereunder;

               (xiv) which does not constitute a "consumer lease" under the UCC;

               (xv) which, if it arises under a Lease, such Lease requires the Obligor to maintain insurance against loss or damage to the Equipment subject to such Lease under an insurance policy which names the Buyer or the Seller as loss payee and which interest as loss payee has been transferred to the Buyer pursuant to the Purchase Agreement and been assigned to the Collateral Agent as security in accordance with the Credit Agreement;

               (xvi) which arises under a Contract, no portion of which has been, or is subject to rejection, early termination or non-assumption, prior to the original term of such Contract except, in the case of a Practice Finance Loan, pursuant to a provision therein requiring payment of a Termination Amount upon any such rejection, early termination or non-assumption;

               (xvii) which arises under a Contract that requires payments to be made on a regular periodic basis and which payments, in the case of any Lease, do not represent the payment of interim rents;

               (xviii) which arises under a Contract that requires the Obligor to be in possession of any Equipment subject thereto and does not permit the subleasing of such Equipment to any other Person;

               (xix) no portion of which is payable on account of sales taxes;

               (xx) as to which the Collateral Agent has not notified the Seller that the Collateral Agent has determined, in its reasonable discretion, that such Receivable (or class of Receivables) is not acceptable for eligibility hereunder (which notice shall state the reason(s) the Collateral Agent has elected to make such determination);

               (xxi) which was originated or acquired by the Seller in the ordinary course of its business;

               (xxii) the Discounted Value of which, (A) if arising under a Leasehold Improvement Note, when added to the Discounted Value of all Eligible Receivables arising under Leasehold Improvement Notes, does not exceed 25% of the Discounted Eligible Receivables Balance, (B) if arising under a promissory note, when added to the Discounted Value of all Eligible Receivables arising under promissory notes, does not exceed 10% of the Discounted Eligible Receivables Balance, and (C) if arising under either a Leasehold Improvement Note or a promissory note, when added to the Discounted Value of all Eligible Receivables arising under both Leasehold Improvement Notes and promissory notes, does not exceed 30% of the Discounted Eligible Receivables Balance;

               (xxiii) the Contract for which is either (A) a Lease in substantially the same form of EXHIBIT K-1 to the Purchase Agreement,
          (B) a Finance Agreement in substantially the same form of EXHIBIT K-2 thereto, (C) a Leasehold Improvement Note in substantially the same form of EXHIBIT K-3 thereto, (D) a Practice Finance Loan in substantially the same form of EXHIBIT K-4 thereto, underwritten in accordance with Practice Finance Loan underwriting criteria, as attached to EXHIBIT K-4, and which, when added to all Practice Finance Loans, does not exceed 20% of the Discounted Eligible Receivables Balance; (E) a Non-Medical Contract in substantially the form of EXHIBIT K-1, EXHIBIT K-2, EXHIBIT K-3 or EXHIBIT K-4 to the Purchase Agreement, or (F) a promissory note, the Discounted Value of which, when added to the Discounted Value of all Eligible Receivables owed by such Obligor and not described under (A), (B), (C), (D) or (E) above, does not exceed $150,000; PROVIDED, that if a Contract is a Non-Medical Contract, the Discounted Value of such Non-Medical Contract, when added together with the Discounted Values of all other Non-Medical Contracts, does not exceed 10% of the Discounted Eligible Receivables Balance;

               (xxiv) with respect to which the Seller has filed and maintained the effectiveness of UCC financing statements against the Obligor in order to perfect any security interest granted under in such Contract in the related Equipment, PROVIDED that failure to maintain the effectiveness of any financing statements for an otherwise Eligible Receivable whose Outstanding Balance has been reduced below $5,000 shall, so long as such failure is permitted by SECTION 5.01(j) of the Credit Agreement, not cause such Receivable to become ineligible;

               (xxv) the Contract for which was originated no earlier than December 1, 1993 and no later than the date which is one month prior to the Purchase thereof by the Buyer and for which the Obligor has made at least one Scheduled Contract Payment in full and in a timely manner;

               (xxvi) the Obligor of which has been notified of the Buyer's interest as required under the Purchase Agreement;

               (xxvii) with respect to which the Contract File has been delivered to the Custodian as contemplated under the Custodial Agreement;

               (xxviii) the Obligors of which are either (A) licensed dental, medical or veterinary professionals or (B) corporations or similar entities engaged in a dental, medical or veterinary practice, and which are licensed and/or qualified, as appropriate, in each jurisdiction in which the nature of their practices would require such license or qualification; PROVIDED, HOWEVER, that an Obligor of a Receivable constituting a Non-Medical Contract shall not be required to satisfy the conditions set forth in the preceding CLAUSES (A) and
          (B); and

               (xxix) with respect to which the other representations and warranties contained in clauses (i), (ii), (iv) and (v) of SECTION 4.01(R) of the Purchase Agreement are true and correct in all material respects and with respect to which all other representations and warranties contained in such SECTION 4.01(r) are true and correct in all material respects as of the date or dates therein made.

               "EQUIPMENT" means each item of equipment that is the subject of a Contract, including all parts, accessions and modifications thereto and all replacements thereof.

               "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

               "ERISA AFFILIATE" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Seller; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with the Seller or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as the Seller, any corporation described in clause (i) above or any partnership or other trade or business described in clause (ii) above.

               "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "EURODOLLAR RATE" means for a Eurodollar Rate Advance and the relevant Interest Period, an interest rate per annum equal to an interest rate per annum determined by the Liquidity Agent equal to the quotient of (i) the rate at which it would offer deposits in United States dollars to prime banks in the London interbank market for a period equal to such Interest Period and in a principal amount of not less than $1,000,000 at or about 11:00 A.M. (London time) on the second Business Day before (and for value on) the first day of such Interest Period, divided by, (ii) one minus the Eurodollar Reserve Percentage (expressed as a decimal) applicable to the Liquidity Agent for that Interest Period.

               "EURODOLLAR RATE ADVANCE" means an Advance which bears interest at a rate per annum calculated by reference to the Eurodollar Rate.

               "EURODOLLAR RESERVE PERCENTAGE" of any Liquidity Bank for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Liquidity Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

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

               "EVENT OF TERMINATION" has the meaning assigned to that term in
SECTION 7.01 of the Purchase Agreement.

               "EXCESS CONCENTRATION RESERVE RATIO" means, on any day, a ratio (expressed as a percentage) calculated as of the most recent Settlement Date in accordance with the following formula:

         ECRR =  (MOB/DRB * 2) + [.10(1-[MOB/DRB * 2])]; where

         ECRR =  the Excess Concentration Reserve Ratio;

         MOB = the largest Outstanding Balance of Eligible Receivables owed by a single Obligor; and

         DRB  =  the Discounted Eligible Receivables Balance;

PROVIDED, however, that if MOB/DRB less and equal 1.5%, the Excess Concentration Reserve Ratio shall be zero.

               "FACE AMOUNT" means (i) with respect to any Commercial Paper issued on a discount basis, the face amount of any such Commercial Paper and
(ii) with respect to any Commercial Paper issued on an interest-bearing basis, the sum of the principal amount thereof and the amount of all interest stated to accrue thereon through the stated maturity date.

               "FACILITY DOCUMENTS" means, collectively, the Purchase Agreement, the Credit Agreement, the Triple-A Purchase Agreement, the Custodial Agreement, the Lock-Box Agreements, the Insurance Agreement, and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith.

               "FACILITY LIMIT" means, on any date of calculation, the amount set forth in CLAUSE (I) of the definition of the "Facility Limit", as defined in the Triple-A Purchase Agreement, MINUS the aggregate amount of "Capital" outstanding thereunder on such date MINUS the aggregate principal amount of Triple-A Loans under the Credit Agreement on such date.

               "FEDERAL FUNDS RATE" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Agent from three Federal funds brokers of recognized standing selected by it.

               "FEE LETTER" has the meaning assigned thereto on the first page of this Definitions List.

               "FINANCE AGREEMENT" means a written finance agreement substantially in the form of EXHIBIT K-2 to the Purchase Agreement, together with any Related Contract Documents that may be entered into in connection with such written finance agreement, pursuant to which the Buyer finances an Obligor's purchase of equipment, leasehold improvements and/or working capital needs.

               "GAAP" means generally accepted accounting principles as in effect from time to time and applied on a basis consistent with the audited financial statements described in SECTION 4.01(e) of the Purchase Agreement.

               "INDEBTEDNESS" of any Person means (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (vi) obligations of such Person in connection with any letter of credit issued for the account of such Person and (vii) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above.

               "INDEMNIFIED PARTY" has the meaning assigned to such term in
SECTION 8.01 of the Purchase Agreement.

               "INSOLVENCY EVENT" means with respect to any Person, any of the following events: such Person shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any case or proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property.

               "INSOLVENCY PROCEEDING" means any proceeding of the sort described in the definition of Insolvency Event.

               "INSURANCE AGREEMENT" has the meaning assigned thereto on the first page of this Definitions List.

               "INTEREST PAYMENT DATE" means, with respect to any Triple-A Loan, the last day of the Interest Period then applicable to such Triple-A Loan.

               "INTEREST PERIOD" means, with respect to any Triple-A Loan, commencing on the date such Triple-A Loan is advanced until the Interest Payment Date therefor, and thereafter commencing on the last day of the then existing Interest Period for such Triple-A Loan until the

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


next Interest Payment Date therefor, a period selected by the Administrative Agent and notified to the Borrower in accordance with SECTION 2.03(b) of the Credit Agreement. Such Interest Period shall be:

                    (i) if such Triple-A Loan is funded through the issuance of
               Commercial Paper, a period of from 1 to 180 days;

                    (ii) if such Triple-A Loan is funded through Base Rate
               Advances, a period of from 1 to 30 days;

                    (iii) if such Triple-A Loan is funded through Eurodollar
               Rate Advances, a period of one, two or three months;

provided, however, that

               (x) whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest period shall be extended to occur on the next succeeding Business Day, unless such extension would cause the last day of an Interest Period described in CLAUSE (iii) above to occur in the next following calendar month, in which event the last day of such Interest Period shall be deemed to occur on the immediately preceding Business Day;

               (y) whenever an Interest Period described in CLAUSE (iii) above commences on the last Business Day in a month or on a date for which there is no numerically corresponding day in the month in which such Interest Period would otherwise end, the last day of such Interest Period shall occur on the last Business Day of the month in which such Interest Period ends; and

               (z) no Interest Period described in CLAUSE (iii) above may end later than the Scheduled Termination Date.

               "INTEREST RATE HEDGE ASSIGNMENT" means an assignment in substantially the form of EXHIBIT F to the Credit Agreement pursuant to which the Borrower assigns to the Collateral Agent all of its rights to payment under the Interest Rate Hedges.

               "INTEREST RATE HEDGES" means interest rate swap or similar agreements entered into by the Borrower and Triple-A with the Swap Provider to provide protection to, or minimize the impact upon, the Borrower and Triple-A of increasing interest rates under the Credit Agreement.

               "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

               "IRS" means the Internal Revenue Service of the United States of America.

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


               "ISSUING AND PAYING AGENT" means Bankers Trust Company, acting in its capacity as the issuing and paying agent and depositary for the Commercial Paper pursuant to that certain Depositary and Issuing and Paying Agency Agreement dated as of February 25, 1994 among Triple-A, the Administrative Agent and Bankers Trust Company, as the same may be amended, supplemented or otherwise modified from time to time, and any successor to Bankers Trust Company under such agreement.

               "LEASE" means a lease agreement substantially in the form of EXHIBIT K-1 to the Purchase Agreement, together with any Related Contract Documents that may be entered into in connection with such lease agreement, pursuant to which the Seller originally leased Equipment to such Obligor.

               "LEASEHOLD IMPROVEMENT NOTE" means a note or instrument substantially in the form of EXHIBIT K-3 to the Purchase Agreement, together with any Related Contract Documents that may be entered into in connection with such note or instrument, evidencing an Obligor's indebtedness to the Buyer on account of a loan made to finance improvements to, or other costs incurred in connection with the installation or maintenance of, Equipment.

               "LIQUIDITY AGENT" means Banco Santander, in its capacity as the agent for the Liquidity Banks under the Liquidity Agreement, or any successor thereto.

               "LIQUIDITY BANKS" means the financial institutions party to the Liquidity Agreement as "Liquidity Banks" thereunder.

               "LIQUIDITY AGREEMENT" means that certain Amended and Restated Liquidity Agreement, dated as of June 29, 1998, as has been amended and as the same may be amended, supplemented, restated, supplemented or otherwise modified from time to time, by and among Triple-A, the Liquidity Banks party thereto and the Liquidity Agent.

               "LIQUIDITY SECURITY AGREEMENT" means that certain Liquidity Security Agreement dated as of January 31, 1995, as has been amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, by and among Triple-A, CapMAC and Banco Santander, in its capacity as the Liquidity Agent and as "Liquidity Collateral Agent" under the Liquidity Security Agreement.

               "LOCK-BOX ACCOUNT" means an account maintained at a Lock-Box Bank for the purpose of receiving Collections.

               "LOCK-BOX AGREEMENT" means an agreement, in substantially the form of EXHIBIT G to the Purchase Agreement, among the Seller, the Buyer and a Lock-Box Bank which agreement sets forth the rights of the Collateral Agent, the Seller, the Buyer and the Lock-Box Bank with respect to the disposition and application of the Collections received into the applicable Lock-Box Account, including, without limitation, the right of the Collateral Agent to direct the Lock-Box Bank to remit all Collections of Transferred Assets directly to the Collateral Agent.

               "LOCK-BOX BANK" means any of the banks holding one or more lock-box accounts for receiving Collections from the Receivables.

               "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by either the Seller or any ERISA Affiliate.

               "NON-MEDICAL CONTRACT" means a Contract the Obligor of which is not required to be a licensed professional dental or medical practitioner.

               "NOTICE OF ASSIGNMENT" means a Notice of Assignment in substantially the form of EXHIBIT B to the Purchase Agreement.

               "NOTICE OF BORROWING" has the meaning assigned to such term in
SECTION 2.03 of the Credit Agreement.

               "OBLIGATIONS" means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to Triple-A, the Collateral Agent, the Administrative Agent, the Surety and/or the Indemnified Parties, arising under or in connection with the Credit Agreement, the Triple-A Note and the other Facility Documents (other than the Triple-A Purchase Agreement) or the transactions contemplated thereby and shall include, without limitation, all liability for principal of and interest on the Triple-A Loans, closing fees, unused line fees, audit fees, expense reimbursements, indemnifications, and other amounts due or to become due under the Facility Documents, including, without limitation, interest, fees and other obligations that accrue after the commencement of an Insolvency Proceeding (in each case whether or not allowed as a claim in such Insolvency Proceeding).

               "OBLIGOR" means each Person obligated to make payments under a Contract.

               "OTHER TAXES" has the meaning assigned to such term in SECTION 2.10(b) of the Credit Agreement.

               "OUTSTANDING BALANCE" means, with respect to any Receivable at any time, the Discounted Value of the remaining Scheduled Contract Payments under the related Contract, as such amounts are adjusted as a result of any of the events described in SECTION 2.05 of the Purchase Agreement.

               "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

               "PERMITTED ENCUMBRANCE" means any of the following:

               (a) liens, charges or other encumbrances for taxes and other governmental assessments which are not yet due and payable;

          (b) workers', mechanics', suppliers', carriers', warehousemen's, landlords' liens and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, PROVIDED in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings, and PROVIDED, FURTHER, that such liens do not, in the reasonable opinion of the Buyer, materially detract from the value of the Contract or the Equipment subject thereto;

          (c) liens, charges or encumbrances created in favor of the Buyer pursuant to the Purchase Agreement or in favor of the Collateral Agent or otherwise granted to Triple-A or to a Liquidity Bank in the Facility Documents; or

          (d) with respect to Equipment, liens thereon created in favor of the Seller pursuant to a Contract and assigned to the Buyer pursuant to the Purchase Agreement.

          "PERMITTED EXTENSION" means an extension of a Scheduled Contract Payment in the ordinary course of business for reasons unrelated to an Obligor's creditworthiness for a period not to exceed 2 months.

          "PERMITTED INVESTMENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities on or before the first Settlement Date after the date of acquisition; (ii) time deposits and certificates of deposit having maturities on or before the first Settlement Date after the date of acquisition, maintained with or issued by any commercial bank having capital and surplus in excess of $500,000,000 and having the highest commercial paper rating available by both Rating Agencies; (iii) money market funds which have the highest applicable rating available by both Rating Agencies; (iv) repurchase agreements having maturities on or before the first Settlement Date after the date of acquisition for underlying securities of the types described in clauses
(i) and (ii) above or clause (v) below with any institution with the highest long term debt rating and commercial paper rating available by both Rating Agencies; and (v) commercial paper maturing on or before the first Settlement Date after the date of acquisition and having the highest commercial paper rating available by both Rating Agencies.

          "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.

          "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Seller or any ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

          "PLEDGED ASSETS" means (i) at all times prior to the Termination Date,
(a) all then outstanding Pledged Receivables, (b) all Related Security relating to such Pledged Receivables and (c) all Collections with respect to, and other proceeds of, such Receivables and (ii) at all times on and after the Termination Date, (a) all Pledged Receivables outstanding as of the close of business on the day preceding the Termination Date (including any interest or finance charges


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


accruing after the Termination Date which relate to any Pledged Receivables outstanding as of the close of business on the day preceding the Termination Date, (b) all Related Security relating to such Pledged Receivables and (c) all Collections with respect to, and other proceeds of, such Receivables.

          "PLEDGED RECEIVABLES" means all Receivables which are not Purchased Receivables.

          "POST OFFICE BOX" means each post office box to which Obligors are directed to mail payments in respect of the Receivables.

          "PRACTICE FINANCE LOAN" means a note or instrument substantially in the form of EXHIBIT K-4 to the Purchase Agreement, together with any Related Contract Documents that may be entered into in connection with such note or instrument, evidencing an Obligor's indebtedness on account of a loan made to finance working capital needs of such Obligor, in connection with such Obligor's professional dental, medical or veterinary practice.

          "PURCHASE" means a purchase (whether by means of cash payment or by capital contribution) of Transferred Assets by the Buyer from the Seller pursuant to SECTIONS 2.01 and 2.02 of the Purchase Agreement.

          "PURCHASE AGREEMENT" has the meaning assigned thereto on the first page of this Definitions List.

          "PURCHASE DATE" means, with respect to any Purchase, the date on which such purchase occurs.

          "PURCHASE PRICE" means the purchase price payable for any Purchase as calculated in SECTION 2.02(b) of the Purchase Agreement.

          "PURCHASED RECEIVABLES" has the meaning assigned thereto in the Triple-A Purchase Agreement.

          "PURCHASED ASSETS" has the meaning assigned thereto in the Triple-A Purchase Agreement.

          "RATING AGENCIES" means, collectively, Standard & Poor's Corporation and Moody's Investors Services, Inc., or their respective successors.

          "RECEIVABLE" means all rights to payment arising under a Contract, including, without limitation, (i) Contract Payments, (ii) Termination Payments and (iii) Residual Realizations, together with all supplemental or additional payments required by the terms of such Contract with respect to insurance, maintenance, ancillary products and services and other specific charges.

          "RECORDS" means all Contracts and other documents, books, records and other information (including without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Contracts and the related Obligors.

          "RELATED CONTRACT DOCUMENT" means any agreement or document substantially in the form of EXHIBIT K-5 to the Purchase Agreement which may be entered into contemporaneously with a Contract.

          "RELATED SECURITY" means with respect to any Contract:

               (xxxv) all security interests or liens and property subject thereto from time to time purporting to secure payment of the Receivables arising under such Contract, whether pursuant to such Contract or otherwise;

               (xxxvi) the assignment to the Buyer, of all UCC financing statements covering any Equipment or covering any collateral securing payment of the Receivable arising under such Contract;

               (xxxvii) all guarantees, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Receivables arising under such Contract whether pursuant to the Contract related to such Receivable or otherwise;

               (xxxviii) all of the Seller's right, title and interest in, to and under the Equipment related to such Contract, whether as an ownership interest, as collateral security, or which was repossessed from an Obligor of a Receivable to the extent that the Outstanding Balance of such Receivable remains unpaid;

               (xxxix) all Records; and

               (xl) all Collections and other proceeds of the foregoing, including, without limitation, all insurance and condemnation proceeds and all security deposits related to the Equipment.

               "REPORTABLE EVENT" means any of the events described in Section 4043 of ERISA.

               "RESIDUAL REALIZATION" means, with respect to any Equipment, the amount received or receivable by the Buyer or the Servicer upon the sale or other disposition of the Equipment, whether from the Obligor upon the exercise of any purchase option or from a sale or from insurance proceeds or otherwise.

               "SCHEDULED CONTRACT PAYMENTS" means the Contract Payments due under each Contract, as set forth in the appendix to EXHIBIT A of the Purchase Agreement (including any supplement to such exhibit delivered under SECTION 2.02(b) thereof and also including any modification to such appendix as the result of any modification, waiver or amendment to any Contract undertaken in conformity with the Purchase Agreement), excluding, however, (i) in the


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

case of any Contract which is not a Lease, starting with the final Contract Payment owed thereunder and proceeding in reverse order of maturity, the Contract Payments (or portions thereof) equal to any security deposit related to such Contract and (ii) any Contract Payment that is due more than 72 months (unless such Contract is a Contract that is permitted to come due in 84 months under the definition of Eligible Receivables, in which case 84 months) after the original commencement date of such Contract. The term "Scheduled Contract Payment" does not include any Contract Payment which is payable in respect of any Residual Realization or which otherwise reflects the residual value of the related Equipment.

          "SCHEDULED LIQUIDITY COMMITMENT TERMINATION DATE" has the meaning assigned to that term in the Liquidity Agreement.

          "SCHEDULED TERMINATION DATE" means June 29, 2003.

          "SELLER" means HPSC, Inc., a Delaware corporation.

          "SERVICER" has the meaning assigned to that term in SECTION 6.01 of the Purchase Agreement.

          "SERVICING FEE" has the meaning assigned to that term in SECTION 6.08 of the Purchase Agreement.

          "SERVICING TERMINATION EVENT" means a failure on the part of the Servicer to observe or perform any of its duties or obligations as Servicer under the Purchase Agreement or as "Servicer" under the Triple-A Purchase Agreement, as determined by the Collateral Agent in its reasonable judgment.

          "SETTLEMENT DATE" means the 20th day of each month; PROVIDED, that if in any month such day is not a Business Day, the "SETTLEMENT DATE" for such month shall be the first Business Day to occur after such 20th day.

          "SETTLEMENT REPORT" means a report, in substantially the form of EXHIBIT C to the Purchase Agreement, furnished by the Seller to the Buyer pursuant to SECTION 2.05(b) thereof.

          "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

          "SUCCESSOR SERVICER" means any Person which succeeds to the Seller as the Servicer in accordance with the terms and provisions of the Purchase Agreement and the Credit Agreement.

          "SURETY" means CapMAC.

          "SURETY BONDS" means the Surety Bonds for the benefit of Triple-A and the Liquidity Banks to be issued by the Surety under the Insurance Agreement.

          "SWAP BOND" means that certain surety bond in favor of the Swap Provider whereby CapMAC guarantees the payments to be made by the Borrower under the Interest Rate Hedges.

          "SWAP PROVIDER" means Bank of Boston or such other financial institution reasonably acceptable to CapMAC which enters into an Interest Rate Hedge with the Borrower, PROVIDED that the Swap Provider must at all times be a nationally recognized financial institution rated A or better by Standard & Poor's Corporation or the equivalent by Moody's Investors Services, Inc.

          "TAXES" has the meaning assigned to such term in SECTION 2.10(a) of the Credit Agreement.

          "TERMINATION AMOUNT" means, with respect to any Contract which has been prepaid or otherwise terminated prior to its stated maturity or termination date, an amount equal to the present value of the remaining Scheduled Contract Payments, discounted to the date of prepayment or termination at the Discount Rate, PLUS, any billed and uncollected amounts related to and amounts owing under such Contract, including late charges and overdue interest charges, PLUS, if such Contract is a Lease or Finance Agreement pursuant to which the Buyer finances an Obligor's purchase of Equipment, the booked residual value of the related Equipment, PLUS any processing fees charged to cover expenses.

          "TERMINATION DATE" means the earliest of (i) that Business Day which the Seller designates as the Termination Date by notice to the Buyer and the Administrative Agent at least thirty calendar days prior to such Business Day,
(ii) that Business Day which the Buyer designates as the Termination Date by notice to the Seller and the Administrative Agent at least thirty calendar days prior to such Business Day, (iii) the date of the declaration or automatic occurrence of the Termination Date pursuant to SECTION 7.01 of the Purchase Agreement, SECTION 7.02 of the Credit Agreement or SECTION 7.02 of the Triple-A Purchase Agreement, (iv) the Scheduled Liquidity Commitment Termination Date and
(v) the Scheduled Termination Date.

          "TERMINATION PAYMENT" means any amount or amounts payable by an Obligor upon termination or prepayment of a Contract prior to the payment of all Contract Payments.

          "TRANSFERRED ASSETS" means, at any time, the Receivables, the Contracts, the Equipment, all Related Security with respect to the foregoing and all Collections with respect to, and other proceeds of, the foregoing.

          "TRIPLE-A" means Triple-A One Funding Corporation, a Delaware corporation.

          "TRIPLE-A LOAN" has the meaning assigned to such term in SECTION 2.01 of the Credit Agreement.

          "TRIPLE-A NOTE" has the meaning assigned to such term in SECTION 2.02 of the Credit Agreement.

          "TRIPLE-A PURCHASE AGREEMENT" means the Amended and Restated Lease Receivables Purchase Agreement, dated as of March 31, 2000, by and among HPSC Bravo Funding Corp., a Delaware corporation, HPSC, Inc., a Delaware corporation, Triple-A One Funding Corporation, a Delaware corporation, and Capital Markets Assurance Corporation, a New York Stock insurance company, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York, except that, with respect to the perfection or priority of any security interest created under the UCC, the term "UCC" means the Uniform Commercial Code as in effect in the jurisdiction whose law governs the perfection and effect of perfection or non-perfection of such security interest.

          "UNMATURED EVENT OF TERMINATION" means any event which, with the giving of notice or the passage of time or both, would constitute an Event of Termination.

          "UNMATURED WIND-DOWN EVENT" means any event which, with the giving of notice or the passage of time or both, would constitute a Wind-Down Event.

          "WEIGHTED AVERAGE REMAINING TERM" means the weighted average remaining maturities of the Transferred Assets or the Pledged Assets, as the case may be, calculated to equal (i) the aggregate amount of the remaining Scheduled Contract Payments of each Receivable or Pledged Receivable, as the case may be, TIMES the remaining term of such Receivable or Pledged Receivable, as the case may be, DIVIDED BY (ii) the aggregate amount of the remaining Scheduled Contract Payments of all the Receivables or Pledged Receivables, as the case may be,(each such calculation to include, for purposes of calculating the Weighted Average Remaining Term on any Settlement Date, any Receivables to be purchased on such date).

          "WIND-DOWN EVENT" has the meaning assigned to such term in SECTION
7.01 of the Credit Agreement.



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